AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                           Dated as of March 23, 2001

                                      Among

                                   LPAC CORP.
                                  as the Seller


                                       and


                             LENNOX INDUSTRIES INC.,
                             as the Master Servicer


                                       and


                      BLUE RIDGE ASSET FUNDING CORPORATION

                                as the Purchaser


                                       and


                               WACHOVIA BANK, N.A.
                           as the Administrative Agent


                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
ARTICLE I  PURCHASES AND REINVESTMENTS...................................................2

  SECTION 1.1   Commitments to Purchase; Limits on Purchaser's Obligations...............2
  SECTION 1.2   Purchase Procedures; Assignment of the Purchaser's Interests.............2

  SECTION 1.3   Reinvestments of Certain Collections; Payment of Remaining Collections...3
  SECTION 1.4   Asset Interest...........................................................5

ARTICLE II  COMPUTATIONAL RULES..........................................................6

  SECTION 2.1   Selection of Asset Tranches..............................................6
  SECTION 2.2   Computation of Invested Amount and Purchaser's Tranche Investment........6
  SECTION 2.3   Computation of Concentration Limits and Unpaid Balance...................7
  SECTION 2.4   Computation of Earned Discount...........................................7
  SECTION 2.5   Estimates of Earned Discount Rate, Fees, etc.............................7

ARTICLE III  SETTLEMENTS.................................................................8

  SECTION 3.1   Settlement Procedures....................................................8
  SECTION 3.2   Deemed Collections; Reduction of Invested Amount, Etc...................10
  SECTION 3.3   Payments and Computations, Etc..........................................12
  SECTION 3.4   Treatment of Collections and Deemed Collections.........................13

ARTICLE IV  FEES AND YIELD PROTECTION...................................................13

  SECTION 4.1   Fees....................................................................13
  SECTION 4.2   Yield Protection........................................................13
  SECTION 4.3   Funding Losses..........................................................15

ARTICLE V  CONDITIONS OF PURCHASES......................................................16

  SECTION 5.1   Conditions Precedent to Initial Purchase................................16
  SECTION 5.2   Conditions Precedent to All Purchases and Reinvestments.................18

ARTICLE VI  REPRESENTATIONS AND WARRANTIES..............................................19

  SECTION 6.1   Representations and Warranties of the Seller Parties....................19

ARTICLE VII  GENERAL COVENANTS OF THE SELLER PARTIES....................................23

  SECTION 7.1   Affirmative Covenants of the Seller Parties.............................23
  SECTION 7.2   Reporting Requirements of the Seller Parties............................25
  SECTION 7.3   Negative Covenants of the Seller Parties................................27
  SECTION 7.4   Separate Corporate Existence of the Seller..............................30

ARTICLE VIII  ADMINISTRATION AND COLLECTION.............................................32

  SECTION 8.1   Designation of Master Servicer..........................................32


                                       i


  SECTION 8.2   Duties of Master Servicer...............................................33
  SECTION 8.4   Servicer Defaults.......................................................34
  SECTION 8.5   Rights of the Administrative Agent......................................35
  SECTION 8.6   Responsibilities of the Seller Parties..................................36
  SECTION 8.7   Further Action Evidencing Purchases and Reinvestments...................37
  SECTION 8.8   Application of Collections..............................................38

ARTICLE IX  SECURITY INTEREST...........................................................38

  SECTION 9.1   Grant of Security Interest..............................................38
  SECTION 9.2   Further Assurances......................................................38
  SECTION 9.3   Remedies................................................................39

ARTICLE X  LIQUIDATION EVENTS...........................................................39

  SECTION 10.1  Liquidation Events......................................................39
  SECTION 10.2  Remedies................................................................41

ARTICLE XI  THE ADMINISTRATIVE AGENT....................................................42

  SECTION 11.1  Authorization and Action................................................42
  SECTION 11.2  Administrative Agent's Reliance, Etc....................................42
  SECTION 11.3  Wachovia and Affiliates.................................................43

ARTICLE XII  ASSIGNMENT OF THE PURCHASER'S INTEREST.....................................43

  SECTION 12.1  Restrictions on Assignments.............................................43
  SECTION 12.2  Rights of Assignee......................................................44
  SECTION 12.3  Terms and Evidence of Assignment........................................44
  SECTION 12.4  Rights of Liquidity Banks...............................................44

ARTICLE XIII  INDEMNIFICATION...........................................................44

  SECTION 13.1  Indemnities by the Seller...............................................44
  SECTION 13.2  Indemnities by Master Servicer..........................................47

ARTICLE XIV  MISCELLANEOUS..............................................................47

  SECTION 14.1  Amendments, Etc.........................................................47
  SECTION 14.2  Notices, Etc............................................................48
  SECTION 14.3  No Waiver; Remedies.....................................................48
  SECTION 14.4  Binding Effect; Survival................................................48
  SECTION 14.5  Costs, Expenses and Taxes...............................................49
  SECTION 14.6  No Proceedings..........................................................49
  SECTION 14.7  Confidentiality of Seller Information...................................50
  SECTION 14.8  [Reserved]..............................................................52
  SECTION 14.9  Captions and Cross References...........................................52
  SECTION 14.10 Integration.............................................................52
  SECTION 14.11 Governing Law...........................................................52
  SECTION 14.12 Waiver Of Jury Trial....................................................52



                                       ii


  SECTION 14.13 Consent To Jurisdiction; Waiver Of Immunities............................53
  SECTION 14.14 Execution in Counterparts................................................53
  SECTION 14.15 No Recourse Against Other Parties........................................53
  SECTION 14.16 Severability of Provisions...............................................54




APPENDIX

Appendix A      Definitions

SCHEDULES

Schedule 6.1(i) Description of Material Adverse Changes
Schedule 6.1(n) List of Offices of the Master Servicer and the Seller where Records are
                Kept
Schedule 6.1(o) List of Lockbox Banks
Schedule 14.2   Notice Addresses


EXHIBITS

Exhibit 1.2(a)  Form of Purchase Request
Exhibit 3.1(a)  Form of Information Package
Exhibit A-1     Form of Lockbox Agreement
Exhibit B       Form of Certificate of Financial Officer
Exhibit C-1     Credit and Collection Policy of Lennox
Exhibit C-2     Credit and Collection Policy of Heatcraft
Exhibit C-3     Credit and Collection Policy of Armstrong


               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                           Dated as of March 23, 2001

     THIS IS AN AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (the "AGREEMENT") among:

     (1) LPAC CORP., a Delaware corporation (together with its successors and permitted assigns, the "SELLER"),

     (2) LENNOX INDUSTRIES INC., an Iowa corporation (together with its successors, "LENNOX"), as master servicer hereunder (in such capacity, together with any successor master servicer appointed pursuant to SECTION 8.1, the "MASTER SERVICER", Lennox in its capacity as the Master Servicer, together with the Seller, each a "SELLER PARTY" and collectively the "SELLER PARTIES"),

     (3) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, the "PURCHASER"),

     (4) WACHOVIA BANK, N.A., a national banking association ("WACHOVIA"), as administrative agent for the Purchaser (in such capacity, together with any successors thereto in such capacity, the "ADMINISTRATIVE AGENT")

     and amends and restates in its entirety that certain Receivables Purchase Agreement dated as of June 19, 2000 by and among the parties, as the same may have been and may be amended from time to time (THE "EXISTING AGREEMENT").

     Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

                                   Background

     1. The Seller is jointly owned by the Originators and Heatcraft
Technologies.

     2. The Originators are engaged in the heating, ventilating, air conditioning and refrigeration businesses.

     3. Each of the Originators and the Seller has entered into the Sale Agreement pursuant to which the Originators have transferred, and hereafter will transfer, to the Seller all of their respective right, title and interest in and to the Pool Receivables and certain related property.

     4. As of the date hereof, Armstrong shall become an Originator and a party to the Sale Agreement pursuant to which Armstrong will transfer to the Seller all of its right, title and interest in and to the Pool Receivables originated by Armstrong and certain related property.

     5. The Seller has requested the Purchaser, and the Purchaser has agreed, subject to the terms and conditions contained in this Agreement, to purchase from the Seller from time to time an undivided percentage interest, referred to herein as the Asset Interest, in Pool Receivables and related property.

     6. The Seller and the Purchaser also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Asset Interest.

     7. Wachovia has been requested, and is willing, to act as the Administrative Agent under this Agreement.

     8. The parties wish to amend and restate the Existing Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           PURCHASES AND REINVESTMENTS

     SECTION 1.1 COMMITMENTS TO PURCHASE; LIMITS ON PURCHASER'S OBLIGATIONS.

     Upon the terms and subject to the conditions of this Agreement (including, without limitation, ARTICLE V), from time to time during the Revolving Period, prior to the Termination Date, the Seller may request that the Purchaser purchase from the Seller ownership interests in Pool Receivables and Related Assets, and the Purchaser shall make such purchase (each being a "PURCHASE"); PROVIDED that no Purchase shall be made by the Purchaser if, after giving effect thereto, either (a) the Invested Amount would exceed $ 200,000,000 (as adjusted pursuant to SECTION 3.2(b)) (the "PURCHASE LIMIT"), or (b) the Asset Interest, expressed as a percentage of Net Pool Balance, would exceed 100% (the "ALLOCATION LIMIT"); and provided, further that each Purchase made pursuant to this SECTION 1.1 shall have a purchase price equal to at least $1,000,000 and shall be an integral multiple of $100,000.

     SECTION 1.2 PURCHASE PROCEDURES; ASSIGNMENT OF THE PURCHASER'S INTERESTS.

     (a) PURCHASE REQUEST. Each Purchase from the Seller by the Purchaser shall be made on notice from the Seller to the Administrative Agent (on behalf of the Purchaser) received by the Administrative Agent not later than 12:00 noon (New York City time) on the second Business Day preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be substantially in the form of EXHIBIT 1.2(a) and shall specify, among other items, the desired amount and date of such Purchase. The Administrative Agent shall promptly upon receipt notify the Purchaser of any such notice. The Seller shall not request more than one Purchase in any calendar week.

     (b) FUNDING OF PURCHASE. On the date of each Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in ARTICLE V, make available to the Seller the amount of its Purchase in same day funds by wire transfer to an account designated in writing by the Seller.

     (c) ASSIGNMENT OF ASSET INTERESTS. The Seller hereby sells, assigns and transfers to the Purchaser, effective on and as of the date of each Purchase and each Reinvestment by the Purchaser hereunder, the Asset Interest.

     SECTION 1.3 REINVESTMENTS OF CERTAIN COLLECTIONS; PAYMENT OF REMAINING COLLECTIONS.

     (a) On the close of business on each day during the period from the date of the first Purchase to the Termination Date, the Master Servicer will, out of all Collections received on such day from Pool Receivables and Related Assets:

          (i) determine the portion of the Collections attributable to the Asset Interest by multiplying (A) the amount of such Collections times (B) the lesser of (1) the Asset Interest and (2) 100%;

          (ii) out of the portion of such Collections allocated to the Asset Interest pursuant to CLAUSE (i) above, identify and hold in trust for the Purchaser (provided that unless otherwise requested by the Administrative Agent, on behalf of the Purchaser, after a Credit Event, such Collections shall not be required to be held in a separate account) an amount equal to the sum of the estimated amount of Earned Discount and CP Costs accrued in respect of each Asset Tranche (based on the rate information provided by the Administrative Agent pursuant to SECTION 2.5), all other amounts due to the Purchaser or the Administrative Agent hereunder and the Purchaser's Share of the Servicing Fee (in each case, accrued through such day) and not so previously identified; and

          (iii) apply the Collections allocated to the Asset Interest pursuant to CLAUSE (i) above and not required to be identified and held in trust pursuant to CLAUSE (ii) above to the purchase from the Seller of ownership interests in Pool Receivables and Related Assets (each such purchase being a "REINVESTMENT"); provided that:

               (A) if, after giving effect to such Reinvestment, (1) the Asset Interest would exceed the Allocation Limit or (2) the Invested Amount would exceed the Purchase Limit, then the Master Servicer shall not make such Reinvestment, but shall identify and hold in trust for the benefit of the Purchaser, a portion of such Collections which, together with other Collections previously identified and then so held, shall equal the amount necessary to reduce (x) the Invested Amount to the Purchase Limit and (y) the Asset Interest to the Allocation Limit; and

               (B) if any of the conditions precedent to Reinvestment in CLAUSE
          (a), (b) and (d) of SECTION 5.2, subject to the proviso set forth in
          SECTION 5.2, are not
          satisfied, then the Master Servicer shall not reinvest any of such remaining Collections, but shall identify them and hold them in trust for the benefit of the Purchaser;

          (iv) out of the portion of Collections not allocated to the Asset Interest pursuant to CLAUSE (i) above, pay to the Master Servicer or set aside (at the option of the Master Servicer) the Seller's Share of the Servicing Fee accrued through such day and not previously paid; and

          (v) pay to the Seller (A) the remaining portion of Collections not allocated to the Asset Interest pursuant to CLAUSE (i) above and (B) the Collections applied to Reinvestment pursuant to CLAUSE (iii) above.

     (b) UNREINVESTED COLLECTIONS. The Master Servicer shall identify and hold in trust for the benefit of the Purchaser all Collections which, pursuant to CLAUSE (iii) of SECTION 1.3(a), may not be reinvested in the Pool Receivables and Related Assets, provided that unless otherwise requested by the Administrative Agent after a Credit Event, such Collections need not be held in a segregated account. If, prior to the date when such Collections are required to be paid to the Administrative Agent for the benefit of the Purchaser pursuant to SECTION 1.3(c)(iv), the amount of Collections so identified exceeds the amount, if any, necessary to reduce (i) the Invested Amount to the Purchase Limit and (ii) the Asset Interest to the Allocation Limit, and the conditions precedent to Reinvestment set forth in CLAUSEs (a), (b) and (d) of SECTION 5.2, subject to the proviso set forth in SECTION 5.2, are satisfied, then the Master Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

     (c)  PAYMENT OF AMOUNTS.

          (i)  The Master Servicer shall pay all amounts identified pursuant to
     SECTION 1.3(a)(ii) in respect of Earned Discount on an Asset Tranche funded by a Liquidity Funding to the Administrative Agent, on the Purchaser's behalf, on the last day of the then current Yield Period for an Asset Tranche, as provided in SECTION 3.1.

          (ii) The Master Servicer shall pay all amounts of Collections identified pursuant to SECTION 1.3(a)(ii) in respect of Earned Discount on any Asset Tranche funded by Commercial Paper Notes to the Administrative Agent, on the Purchaser's behalf, on the Settlement Date following the last day of each CP Accrual Period for such Asset Tranche, as provided in
     SECTION 3.1.

          (iii) The Master Servicer shall pay all amounts of Collections identified pursuant to SECTION 1.3(a)(ii) and not applied pursuant to CLAUSES (i) or (ii) above to the Administrative Agent, on the Purchaser's behalf, on each Settlement Date for each Collection Period, as provided in
     SECTION 3.1.

          (iv) The Master Servicer shall pay all amounts identified pursuant to
     SECTION 1.3(b) to the Administrative Agent for the account of the Purchaser
     (A) on the last day of
     the then current Yield Period for any Asset Tranche funded by a Liquidity Funding, as provided in SECTION 3.1(b), in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche, and (B) on the last day of the then current CP Accrual Period for any Asset Tranche funded by Commercial Paper Notes, as provided in SECTION 3.1, in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche; PROVIDED, HOWEVER, no payment shall be made under CLAUSE (B) above unless the Purchaser's Tranche Investments of all Asset Tranches, if any, funded by the Liquidity Fundings shall have been reduced to zero.

     (d) FUNDS UNDER SALE AGREEMENT. Upon the written request of the Administrative Agent, on the Purchaser's behalf, given at any time when (i) based on the most recent Information Package, either (A) the Asset Interest would exceed the Allocation Limit or, (B) the Invested Amount would exceed the Purchase Limit, or (ii) a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Seller shall identify all funds that under the Sale Agreement would be applied to repay principal of the Initial Seller Notes (as defined in the Sale Agreement) owing to the Originators. The Seller may make withdrawals of such funds only for the purposes of (i) at any time, purchasing Receivables from an Originator in accordance with the Sale Agreement;
(ii) on the Settlement Date for any Collection Period, making payments in accordance with the last sentence of SECTION 3.1(c)(ii), and (iii) on the Settlement Date for any Collection Period, if, on the basis of the most recent Information Package, and after giving effect to any payment made to the Master Servicer on such date pursuant to the last sentence of SECTION 3.1(c)(ii), both
(i) the Invested Amount does not exceed the Purchase Limit and (ii) the Asset Interest does not exceed the Allocation Limit, and provided that no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, repaying principal of the Initial Seller Notes in accordance with this Agreement and the Sale Agreement.

     SECTION 1.4 ASSET INTEREST.

     (a) COMPONENTS OF ASSET INTEREST. On any date the Asset Interest will represent the Investors' undivided percentage ownership interest in all then outstanding Pool Receivables and all Related Assets with respect to such Pool Receivables as at such date.

     (b) COMPUTATION OF ASSET INTEREST. On any date, the Asset Interest will be equal to the percentage equivalent of the following fraction:

                                      IA+RR
                                      -----
                                       NPB

     where:

          IA   =  the Invested Amount on the date of such computation;

          RR   =  the Required Reserve on the date of such computation; and

          NPB  =  the Net Pool Balance on the date of such computation;

PROVIDED, HOWEVER, that the Asset Interest during the Liquidation Period shall equal 100% and shall at no time exceed 100%.

     (c) FREQUENCY OF COMPUTATION. The Asset Interest shall be computed (i) as provided in SECTION 3.1, as of the Cut-Off Date for each Collection Period, and
(ii) on the Settlement Date following each Reporting Date, after giving effect to the payments made pursuant to SECTION 3.1. In addition, at any time, the Administrative Agent, on the Purchaser's behalf, may require the Master Servicer to provide an Information Package, based on the information then available to the Master Servicer, for purposes of computing the Asset Interest or the Purchase Limit as of any other date, and the Master Servicer agrees to do so within five (5) (or three (3), if a Liquidation Event or a Credit Event has occurred and is continuing) Business Days of its receipt of the Administrative Agent's request.

                                   ARTICLE II

                               COMPUTATIONAL RULES

     SECTION 2.1 SELECTION OF ASSET TRANCHES.

     The Administrative Agent shall, from time to time for purposes of computing Earned Discount on that portion of the Asset Interest funded with Liquidity Fundings, divide the Asset Interest into Asset Tranches. The applicable Earned Discount Rate may be different for each Asset Tranche funded by a Liquidity Funding. The Invested Amount shall be allocated to each Asset Tranche by the Administrative Agent, on the Purchaser's behalf, to reflect the funding sources for the Asset Interest, so that:

     (a) there will be a single Asset Tranche equal to the excess of the Invested Amount over the aggregate amount allocated at such time pursuant to CLAUSE (b) below, which Asset Tranche shall reflect the portion of the Asset Interest funded by Commercial Paper Notes; and

     (b) there may be one or more Asset Tranches, selected by the Administrative Agent, on the Purchaser's behalf, reflecting the portion or portions of the Asset Interest funded by outstanding Liquidity Fundings.

     SECTION 2.2 COMPUTATION OF INVESTED AMOUNT AND PURCHASER'S TRANCHE INVESTMENT.

     In making any determination of the Invested Amount and any Purchaser's Tranche Investment, the following rules shall apply:

     (a) the Invested Amount shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered hereunder to the Administrative Agent, on the Purchaser's behalf;

     (b) the Invested Amount shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason; and

     (c) if there is any reduction in the Invested Amount, there shall be a corresponding reduction in the Purchaser's Tranche Investment with respect to one or more Asset Tranches selected by the Administrative Agent, on the Purchaser's behalf, in its discretion.

     SECTION 2.3 COMPUTATION OF CONCENTRATION LIMITS AND UNPAID BALANCE.

     The Obligor Concentration Limits and the aggregate Unpaid Balance of Pool Receivables of any Obligor and its Affiliated Obligors (if any) shall be calculated as if such Obligor and its Affiliated Obligors were one Obligor.

     SECTION 2.4 COMPUTATION OF EARNED DISCOUNT.

     In making any determination of Earned Discount, the following rules shall apply:

     (a) the Administrative Agent, on the Purchaser's behalf, shall determine the Earned Discount accruing with respect to each Asset Tranche funded by a Liquidity Funding for each Yield Period), in accordance with the definition of Earned Discount;

     (b) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law; and

     (c) the Earned Discount for any Asset Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

It is the intent of the Purchaser to fund the Asset Interest by the issuance of Commercial Paper Notes. If, for any reason, the Purchaser is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund the Asset Interest, or is unable to repay such Commercial Paper Notes upon the maturity thereof, the Purchaser will draw on Liquidity Fundings to the extent available. If the Purchaser funds itself through Liquidity Fundings, the Earned Discount payable by the Seller will be based on the Bank Rate.

     SECTION 2.5 ESTIMATES OF EARNED DISCOUNT RATE, FEES, ETC.

     For purposes of determining the amounts required to be identified by Master Servicer pursuant to SECTION 1.3, the Administrative Agent, on the Purchaser's behalf, shall notify the Master Servicer (and, if Lennox is not the Master Servicer, the Seller) from time to time of the Purchaser's Tranche Investment of each Asset Tranche, the Earned Discount Rate applicable to each Asset Tranche funded by a Liquidity Funding and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (a) the CP Costs for any Asset Tranche funded by the issuance of Commercial Paper are determined in arrears and may change from one applicable CP Accrual Period to the next, (b) the Earned Discount Rate for any Asset Tranche funded by a Liquidity Funding may change from one applicable Yield Period to the next, and the Bank Rate used to calculate the Earned Discount Rate may change from time to time during an applicable Yield Period, (c) certain rate information provided by the Administrative Agent to the Master Servicer shall be based upon the Administrative Agent's good faith estimate, (d) the amount of Earned Discount actually accrued with respect to an Asset Tranche funded by a Liquidity Funding during any Yield Period may exceed, or be less than, the amount identified with respect thereto by Master Servicer, and (e) the amount of fees or other amounts payable by the Seller hereunder which have accrued hereunder with respect to any Collection Period may exceed, or be less than, the amount identified with respect thereto by the Master Servicer. Failure to identify any amount so accrued shall not relieve the Master Servicer of its obligation to remit Collections to the Administrative Agent, for the benefit of the Purchaser, with respect to such accrued amount, as and to the extent provided in SECTION 3.1.

                                   ARTICLE III

                                   SETTLEMENTS

     SECTION 3.1 SETTLEMENT PROCEDURES.

     The parties hereto will take the following actions with respect to each Collection Period:

     (a) INFORMATION PACKAGE. On the fifteenth day of each month or if such day is not a Business Day, the next succeeding Business Day (each a "REPORTING DATE"), the Master Servicer shall deliver to the Administrative Agent, on the Purchaser's behalf, a report in the form of EXHIBIT 3.1(a), provided that, if a Credit Event has occurred and is continuing, such Information Package shall be accompanied by an electronic file in a form satisfactory to the Administrative Agent (collectively, an "INFORMATION PACKAGE").

     (b) EARNED DISCOUNT AND CP COSTS; OTHER AMOUNTS DUE. (i) (A) On or before 12:00 noon (Atlanta, Georgia, time) on the Business Day before the last day of each Yield Period, the Administrative Agent shall notify the Master Servicer of the amount of Earned Discount accrued with respect to any Asset Tranche funded by a Liquidity Funding corresponding to such Yield Period, and (B) on or before 12:00 noon (Atlanta, Georgia time) five (5) Business Days before each Reporting Date, the Administrative Agent shall notify the Servicer of the CP Costs accrued during the most recently ended CP Accrual Period with respect to any Asset Tranche funded with Commercial Paper Notes during all or any portion of such CP Accrual Period (ii) the Master Servicer shall pay to the Administrative Agent for the benefit of the Purchaser the amount of such Earned Discount before 12:00 noon (Atlanta, Georgia time) on the last day of such Yield Period and the amount of such CP Costs before 12:00 noon (Atlanta, Georgia time) on each Settlement Date (iii) on or before 12:00 noon (Atlanta, Georgia time) on the Business Day before each Reporting Date, the Administrative Agent, on the Purchaser's behalf, shall notify the Master Servicer of all Broken Funding Costs, fees and other amounts accrued and payable by the Seller under this Agreement during the prior calendar month (other than amounts described in CLAUSE (c) below). The Master Servicer shall pay to the Administrative Agent, for the benefit of the Purchaser, the amount of such Broken Funding Costs, fees and other amounts (to the extent of Collections attributable to the Asset Interest during such Collection Period) on the Settlement

Date for such month. Such payments shall be made out of amounts identified pursuant to SECTION 1.3 for such payment; PROVIDED, HOWEVER, that to the extent Collections attributable to the Asset Interest during such Collection Period are not sufficient to make such payment, such payment shall be made out of funds paid by the Master Servicer to the Seller (which amounts the Seller hereby agrees to pay to the Master Servicer), up to the aggregate amount of Collections applied to Reinvestments under SECTION 1.3(a) or (b) during such month.

     (c)  ASSET INTEREST COMPUTATIONS.

          (i) On the Reporting Date for each Collection Period, the Master Servicer shall compute, as of the related Cut-Off Date and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Asset Interest since the next preceding Cut-Off Date, (C) the excess (if any) of the Asset Interest over the Allocation Limit, and (D) the excess (if any) of the Invested Amount over the Purchase Limit. Such calculations shall be based upon the assumptions that (A) the information in the Information Package is correct, and (B) Collections identified pursuant to SECTION 1.3(b) will be paid to the Administrative Agent, for the benefit of the Purchaser, on the Settlement Date for such Collection Period.

          (ii) If, according to the computations made pursuant to CLAUSE (i) above, either (A) the Asset Interest exceeds the Allocation Limit or (B) the Invested Amount exceeds the Purchase Limit, then on the Settlement Date for such Collection Period, the Master Servicer shall pay to the Administrative Agent, for the benefit of the Purchaser, (to the extent of Collections during the related Collection Period attributable to all Asset Tranches and not previously paid to the Administrative Agent) the amount necessary to reduce both (A) the Invested Amount to the Purchase Limit and
     (B) the Asset Interest to the Allocation Limit, SUBJECT, HOWEVER, to the PROVISO to SECTION 1.3(c)(iv). Such payment shall be made out of amounts identified pursuant to SECTION 1.3 for such purpose and, to the extent such amounts were not so identified, the Seller hereby agrees to pay such amounts to the Master Servicer to the extent of Collections applied to Reinvestment under SECTION 1.3 during the relevant Collection Period.

          (iii) In addition to the payments described in CLAUSE (ii) above, during the Liquidation Period, the Master Servicer shall pay to the Administrative Agent, for the benefit of the Purchaser, all amounts identified pursuant to SECTION 1.3 (A) on the last day of the current Yield Period for any Asset Tranche funded by a Liquidity Funding, in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche, and
     (B) after reduction to zero of the Purchaser's Tranche Investments of the Asset Tranches, if any, funded by Liquidity Fundings, on the last day of the each CP Accrual Period, in an amount not exceeding the Purchaser's Tranche Investment of the Asset Tranche funded by Commercial Paper Notes.

     (d) ORDER OF APPLICATION. Upon receipt by the Administrative Agent, on the Purchaser's behalf, of funds distributed pursuant to this SECTION 3.1, the Administrative Agent shall apply them to the items specified in the subCLAUSEs below, in the order of priority of such subCLAUSEs:

          (i) to accrued Earned Discount, CP Costs and Broken Funding Costs, plus any previously accrued Earned Discount, CP Costs and Broken Funding Costs not paid;

          (ii) to the Purchaser's Share of the accrued and unpaid Servicing Fee (if the Master Servicer is not Lennox or its Affiliate);

          (iii) to the Program Fee and the Unused Fee accrued during such Collection Period, plus any previously accrued Program Fee and the Unused Fee not paid on a prior Settlement Date;

          (iv) to the reduction of the Invested Amount, to the extent such reduction is required under SECTION 3.1(c);

          (v) to other accrued and unpaid amounts owing to the Purchaser or the Administrative Agent hereunder (except Earned Discount on any Asset Tranche funded by a Liquidity Funding which has accrued but is not yet overdue under SECTION 1.3(c));

          (vi) to the Purchaser's Share of the accrued and unpaid Servicing Fee (if the Master Servicer is Lennox or its Affiliate); and

          (vii) to purchase newly originated Receivables during the Revolving Period.

     (e) NON-DISTRIBUTION OF SERVICING FEE. The Administrative Agent hereby consents (which consent may be revoked at any time after the occurrence and during the continuance of a Liquidation Event or a Credit Event), to the retention by the Master Servicer of the amounts (if any) identified pursuant to
SECTION 1.3 in respect of the Servicing Fee, in which case no distribution shall be made in respect of the Servicing Fee pursuant to CLAUSE (d) above.

     (f) DELAYED PAYMENT. If on any day described in this SECTION 3.1 (or in SECTION 1.3(c) in respect of accrued Earned Discount on Asset Tranches funded by Liquidity Fundings or accrued CP Costs on Asset Tranches funded by the issuance of Commercial Paper Notes), because Collections during the relevant CP Accrual Period or Yield Period were less than the aggregate amounts payable, the Master Servicer shall not make any payment otherwise required, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

     SECTION 3.2 DEEMED COLLECTIONS; REDUCTION OF INVESTED AMOUNT, ETC.

     (a)  DEEMED COLLECTIONS. If on any day:

          (i) the Unpaid Balance of any Pool Receivable is:

               (A) reduced as a result of any defective, rejected or returned merchandise or services, any cash discount, or any other adjustment by any Seller Party or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

               (B) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction, including without limitation, any setoff or claim arising as a result of any amount at any time owed by any Originator in connection with any account receivable owed by any such Originator to such Obligor), or

               (C) reduced on account of the obligation of any Seller Party or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

               (D) less than the amount included in calculating the Net Pool Balance for purposes of any Information Package (for any reason other than such Receivable becoming a Defaulted Receivable), or

          (ii) any of the representations or warranties of the Seller set forth in SECTION 6.1(j), (l) or (p) were not true when made with respect to any Pool Receivable, or any of the representations or warranties of the Seller set forth in SECTION 6.1(l) are no longer true with respect to any Pool Receivable, or any Pool Receivable is repurchased by an Originator pursuant to the Sale Agreement, then, on such day, the Seller shall be deemed to have received a Collection of such Pool Receivable

               (A) in the case of CLAUSE (i) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

               (B) in the case of CLAUSE (ii) above, in the amount of the Unpaid Balance of such Pool Receivable.

Collections deemed received by the Seller under this SECTION 3.2(a) are herein referred to as "DEEMED COLLECTIONS."

     (b) SELLER'S OPTIONAL REDUCTION OF THE INVESTED AMOUNT. The Seller may at any time elect to reduce the Invested Amount as follows:


          (i) the Seller shall give the Administrative Agent, on the Purchaser's behalf, at least five (5) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

          (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Master Servicer shall refrain from reinvesting Collections pursuant to

     SECTION 1.3 until the amount thereof not so reinvested shall equal the desired amount of reduction, and


          (iii) the Master Servicer shall hold such Collections in trust for the Purchaser, pending payment to the Administrative Agent, as provided in
     SECTION 1.3;

PROVIDED that:

               (A) the amount of any such reduction shall be in (1) an amount of $1,000,000, (2) an integral multiple thereof or (3) an amount equal to the remaining Invested Amount,

               (B) the Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Collection Period, and

               (C) unless the Invested Amount will be reduced to zero, after giving effect to such reduction, the Invested Amount will be at least $25,000,000.

     SECTION 3.3 PAYMENTS AND COMPUTATIONS, ETC.

     (a) PAYMENTS. All amounts to be paid to the Administrative Agent or any other Person or deposited by the Seller or the Master Servicer hereunder (other than amounts payable under SECTION 4.2) shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Atlanta, Georgia time) on the day when due in lawful money of the United States of America in same day funds to the Purchaser in care of Wachovia Bank, N.A., ABA #8735-098787, Account #0531 00494, for credit: Blue Ridge Asset Funding Corporation, Reference: LPAC Corp.,
Attention: John Dillon (336) 732-2690, or to such other account at the bank named therein or at such other bank as the Administrative Agent on behalf of the Purchaser may designate by written notice to the Person making such payment.

     (b) LATE PAYMENTS. The Seller or the Master Servicer, as applicable, shall to the extent permitted by law, pay to the Person to whom payment is due interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Base Rate, payable on demand, PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

     (c) METHOD OF COMPUTATION. All computations of interest, CP Costs, Broken Funding Costs, Earned Discount, any fees payable under SECTION 4.1 and any other fees payable by the Seller to the Purchaser or the Administrative Agent hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

     SECTION 3.4 TREATMENT OF COLLECTIONS AND DEEMED COLLECTIONS.

     The Seller shall forthwith deliver to the Master Servicer all Deemed Collections, and the Master Servicer shall hold or distribute such Deemed Collections as Earned Discount, CP Costs, Broken Funding Costs, accrued Servicing Fee, repayment of the Invested Amount, and to other accrued amounts owing hereunder to the same extent as if such Deemed Collections had actually been received on the date of such delivery to the Master Servicer. If Collections are then being paid to the Administrative Agent, on the Purchaser's behalf, or its designee, or to lock boxes or accounts directly or indirectly owned or controlled by the Administrative Agent, the Master Servicer shall forthwith cause such Deemed Collections to be paid to the Administrative Agent, on the Purchaser's behalf, or its designee or to such lock boxes or accounts, as applicable, or as the Administrative Agent shall request. So long as the Seller shall hold any Collections (including Deemed Collections) required to be paid to the Master Servicer or the Administrative Agent, it shall hold such Collections in trust for the benefit of the Administrative Agent, on behalf of the Purchaser, and shall clearly mark its records to reflect such trust; provided that unless the Administrative Agent shall have requested it in writing to do so, the Seller shall not be required to hold such Collections in a separate deposit account containing only such Collections.

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

     SECTION 4.1 FEES.

     The Seller shall pay to the Purchaser certain fees from time to time in amounts and payable on such dates as are set forth in the letter dated on or about the date hereof (as amended from time to time, the "FEE LETTER") among the Seller, the Purchaser and the Administrative Agent. The Seller shall pay or cause to be paid to the Administrative Agent the structuring fee set forth in the First Amendment to Fee Letter dated as of the date hereof on or before the date this Agreement is executed.

     SECTION 4.2 YIELD PROTECTION.

     (a) If (i) Regulation D or (ii) any Regulatory Change occurring after June 19, 2000:

               (A) shall subject an Affected Party to any tax, duty or other charge with respect to the Asset Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Invested Amount or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for (1) taxes based on, or measured by, net income, or changes in the rate of tax on or determined by reference to the overall net income, of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located or, (2) franchise taxes, taxes on, or in the nature of, doing business taxes or capital taxes); or

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

               (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

               (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

               (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

               (A) to increase the cost to or to impose a cost on (1) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (2) the Administrative Agent for continuing its or the Seller's relationship with the Purchaser, in each case, in an amount deemed to be material by such Affected Party,

               (B) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement, or

               (C) in the reasonable determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then, within thirty days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction; PROVIDED, HOWEVER, the Seller shall only be required to compensate any such Affected Party for such amounts to the extent that such Affected Party is requiring all of its other similarly situated customers to compensate it for such amounts.

     (b) Each Affected Party will promptly notify the Seller and the Administrative Agent of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this SECTION 4.2; PROVIDED, HOWEVER, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

     (c) In determining any amount provided for or referred to in this SECTION 4.2, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this SECTION 4.2 shall submit to the Seller the certificate (referred to in SUBSECTION (a) above) as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon the Seller.

     SECTION 4.3 FUNDING LOSSES.

     In the event that the Purchaser or any Liquidity Bank shall actually incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Purchaser through the issuance of Commercial Paper Notes to fund any Purchase or such Liquidity Bank to make any Liquidity Funding or maintain any Liquidity Funding) as a result of (a) any settlement with respect to the Purchaser's Tranche Investment of any Asset Tranche being made on any day other than the scheduled last day of an applicable CP Accrual Period or Yield Period with respect thereto (it being understood that the foregoing shall not apply to any portion of the Invested Amount that is accruing Earned Discount calculated by reference to the Base Rate), or (b) any Purchase not being made in accordance with a request therefor under SECTION 1.2, then, upon written notice from the Administrative Agent to the Seller and the Master Servicer, the Seller shall pay to the Master Servicer, and the Master Servicer shall pay to the Administrative Agent for the account of the Purchaser or such Liquidity Bank, as the case may be, the amount of such loss or expense. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such loss or expense, in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller and the Master Servicer.

                                    ARTICLE V

                             CONDITIONS OF PURCHASES

     SECTION 5.1 CONDITIONS PRECEDENT TO INITIAL PURCHASE.

     The initial Purchase pursuant to the Existing Agreement was subject to the following conditions precedent:

     (a) the Administrative Agent, on the Purchaser's behalf, shall have received, on or before the date of such initial Purchase, the following each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to the Administrative Agent:

          (i) The Sale Agreement and any other Transaction Document, duly executed by the parties thereto;

          (ii) A certificate of the Secretary or Assistant Secretary of each Seller Party certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrative Agent and the Purchaser may conclusively rely until such time as the Administrative Agent, on the Purchaser's behalf, shall receive from such Seller Party a revised certificate meeting the requirements of this SUBSECTION (ii));

          (iii) The Articles or Certificate of Incorporation of each Seller Party, duly certified by the Secretary of State of such Seller Party's state of incorporation, as of a recent date acceptable to Administrative Agent, on the Purchaser's behalf, in each case together with a copy of the by-laws of such Seller Party, duly certified by the Secretary or an Assistant Secretary of such Seller Party;

          (iv) A true and complete copy of the resolutions of the Board of Directors of each Seller Party authorizing the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby;

          (v) Copies of good standing certificates for each Seller Party, issued by the Secretaries of State of the state of incorporation of such Seller Party and the state where such Seller Party's principal place of business is located;

          (vi) Acknowledgment copies (or other evidence of filing reasonably acceptable to the Administrative Agent, on the Purchaser's behalf) of (A) proper financing statements (Form UCC-1), in such form as the Administrative Agent, on the Purchaser's behalf, may reasonably request, naming each of the Originators as the debtor and the seller of the Receivables and Related Assets, the Seller as the secured party and purchaser thereof and the Administrative Agent, as agent for the Secured Parties as assignee, and (B) financing statements (Form UCC-1), in such form as the Administrative Agent, on the Purchaser's behalf, may reasonably request, naming the Seller as the debtor and the seller of an undivided percentage interest in the Pool Receivables and Related Assets and the Administrative Agent, as agent for the Secured Parties as the secured party and purchaser thereof, or other, similar instruments or documents as may be necessary or, in the opinion of the Administrative Agent, on the Purchaser's behalf, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the sale by each Originator to the Seller of, and the Purchaser's undivided percentage interest in, the Pool Receivables and Related Assets;

          (vii) Search reports provided in writing to the Administrative Agent, on the Purchaser's behalf, (A) listing all effective financing statements that name any Seller Party or Originator (including legal names and tradenames) as debtor and that are filed in the jurisdictions in which filings were made pursuant to SUBSECTION (vi) above and in such other jurisdictions that the Administrative Agent shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in SUBSECTION (vi) above) shall cover any Receivables or Related Assets, and (B) listing all tax liens and judgment liens (if any) filed against any debtor referred to in CLAUSE (A) above in the jurisdictions described therein and showing no such Liens;

          (viii) Evidence that the Initial Seller Notes have been duly executed and delivered by the Seller;

          (ix) [RESERVED];

          (x) A favorable opinion of Locke Liddell & Sapp LLP, counsel to the Seller Parties and Lennox International, as to:

               (A) the existence of a "true sale" of the Receivables from the Originators to the Seller under the Sale Agreement;

               (B) the inapplicability of the doctrine of substantive consolidation to the Seller and the Originators in connection with any bankruptcy proceeding involving Heatcraft Technologies, Armstrong or the Originators;

               (C) the creation of a first priority perfected security interest in favor of the Purchaser in (1) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by Seller hereunder), the Sale Agreement and other Transaction Documents and (2) all proceeds of any of the foregoing;

               (D) due authorization, execution, delivery, enforceability and other corporate matters of the Seller Parties and Lennox International as to the Transaction Documents (however, the opinion as to certain New York law matters may be provided by in-house counsel); and

               (E) such other matters as the Administrative Agent, acting on behalf of the Purchaser, may reasonably request.

          (xi) A pro forma Information Package, prepared as of the Cut-Off Date of May 31, 2000;

          (xii) A report in form and substance satisfactory to the Administrative Agent, on the Purchaser's behalf, from the Initial Due Diligence Auditor as to a pre-closing due diligence audit by the Initial Due Diligence Auditor;

          (xiii) The Liquidity Agreement, in form and substance satisfactory to the Administrative Agent, on the Purchaser's behalf, duly executed by the Purchaser, the Liquidity Agent and each Liquidity Bank;

          (xiv) Lockbox Agreements with respect to each Lockbox Account;

          (xv) Evidence that the Assurance Agreement has been duly executed and delivered by Lennox International;

          (xvi) [RESERVED];

          (xvii) With respect to Lennox International, a consolidated balance sheet, income statement and statement of shareholders' equity as at December 31, 1999 and with respect to the Seller, a balance sheet, income statement and statement of shareholders' equity as at June 9, 2000, each of the foregoing together with a certification of the chief financial officer, chief accounting officer, controller or treasurer in the form attached hereto as EXHIBIT B; and

          (xviii) such other agreements, instruments, certificates, opinions and other documents as the Administrative Agent may reasonably request; and

     (b) Lennox shall have paid or caused to be paid (i) the Structuring Fee and
(ii) all Transaction Fees.

     SECTION 5.2 CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS.

     Each Purchase (including the initial Purchase) and each Reinvestment shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment the following statements shall be true (and the Seller, by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment, and each other Seller Party, upon such acceptance or receipt by the Seller, shall be deemed to have certified that):

     (a) the representations and warranties contained in SECTION 6.1 are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day,

     (b) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

     (c) after giving effect to each proposed Purchase or Reinvestment, the Invested Amount will not exceed the Purchase Limit, and the Asset Interest will not exceed the Allocation Limit,

     (d) the Termination Date shall not have occurred,

     (e) in the case of a Purchase, the Administrative Agent shall have timely received an appropriate notice of the proposed Purchase in accordance with
SECTION 1.2(a),

     (f) a completed Information Package shall have been delivered by the Master Servicer to the Administrative Agent, on the Purchaser's behalf, as of the applicable Reporting Date,

     (g) both prior to and after giving effect to each proposed Purchase or Reinvestment, the requirements of the Credit Agreement and any other agreement evidencing any Material Indebtedness of Lennox International with respect to transfers of assets and creation of liens shall not have been violated,

     (h) after giving effect to each proposed Purchase or Reinvestment, the Weighted Average Term (with respect to Receivables included in the Net Pool Balance) shall not exceed 60 days, and

          (i) such other agreements, instruments, certificates, opinions and other documents as the Administrative Agent may reasonably request have been delivered;

PROVIDED, HOWEVER, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment or any Purchase on any day which does not cause the Invested Amount, after giving effect to such Reinvestment or Purchase, to exceed the Invested Amount as of the opening of business on such day.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES.

     Each Seller Party represents and warrants as to itself, except when specifically provided, in which case, the specified Seller Party represents and warrants as follows:

     (a) ORGANIZATION AND GOOD STANDING; OWNERSHIP. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of its incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables and Related Assets. The Originators, Armstrong and Heatcraft Technologies own directly all the issued and outstanding capital stock of the Seller.

     (b) DUE QUALIFICATION. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to be so qualified or have such licenses or approvals would not have a Material Adverse Effect.

     (c) POWER AND AUTHORITY; DUE AUTHORIZATION. It (i) has all necessary power, authority and legal right (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) to carry out the terms of the Transaction Documents to which it is a party, (C) in the case of the Master Servicer, to service the Receivables and the Related Assets in accordance with this Agreement and the Sale Agreement, and (D) in the case of the Seller, sell and assign the Asset Interest on the terms and conditions herein provided, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents and, in the case of the Seller, the sales and assignments described in CLAUSE
(i)(D) above.

     (d) VALID SALE; BINDING OBLIGATIONS. (i) This Agreement constitutes a valid sale, transfer, and assignment of the Asset Interest to the Purchaser, enforceable against creditors of, and purchasers from, the Seller, and (ii) this Agreement and each other Transaction Document signed by such Seller Party constitutes, a legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) NO VIOLATION. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby will not
(i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles or certificate of incorporation or by-laws, or any material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound (including, but not limited to, those agreements or instruments evidencing Material Indebtedness of Lennox International), (ii) result in the creation or imposition of any Lien upon any its properties pursuant to the terms of any such material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or
(iii) violate any law or any order, rule, or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

     (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the sale and assignment of the Receivables under the Sale Agreement or of the Asset Interest under this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) that would have a Material Adverse Effect.

     (g) BULK SALES ACT. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (h) GOVERNMENT APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement and each other Transaction Document to which it is a party, except, in the case of the Seller, for (i) the filing of the UCC financing statements referred to in ARTICLE V, and (ii) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in SECTION 8.7, all of which, at the time required in ARTICLE V or SECTION 8.7, as applicable, shall have been duly made and shall be in full force and effect.

     (i) FINANCIAL CONDITION. (i) The consolidated and consolidating balance sheets of the Lennox International and its consolidated subsidiaries as at December 31, 1999, and the related statements of income and shareholders' equity of Lennox International and its consolidated subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP, independent certified public accountants, copies of which have been furnished to the Administrative Agent, fairly present in all material respects the consolidated financial condition of Lennox International and its consolidated subsidiaries as at such date and the consolidated results of the operations of Lennox International and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, (ii) since December 31, 1999 there has been no material adverse change in any such financial condition, business or operations except as described in SCHEDULE 6.1(i), (iii) the balance sheet of the Seller as at June 9, 2000, certified by the chief financial officer or treasurer of the Seller by means of a Certificate of Financial Officer in the form attached hereto as EXHIBIT B, copies of which have been furnished to the Administrative Agent, fairly present in all material respects the financial condition, assets and liabilities of the Seller as at such date, all in accordance with GAAP consistently applied, and (iv) since June 9, 2000, there has been no material adverse change in the Seller's financial condition, business or operations.

     (j) NATURE OF RECEIVABLES. Each Receivable constitutes an "account" as such term is defined in the UCC.

     (k) MARGIN REGULATIONS. The use of all funds obtained by such Seller Party under this Agreement or any other Transaction Document will not conflict with or contravene any of Regulation T, U and X promulgated by the Federal Reserve Board from time to time.

     (l) QUALITY OF TITLE. (i) Each Pool Receivable, together with the Related Assets, is owned by the Seller free and clear of any Lien (other than any Lien arising solely as the result of any action taken by the Purchaser (or any assignee thereof) or by the Administrative Agent); (ii) when the Purchaser makes a Purchase or Reinvestment, it shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority undivided percentage ownership interest to the extent of the Asset Interest in each Pool Receivable, each Related Asset and Collections with respect thereto, free and clear of any Lien (other than any Lien arising as the result of any action taken by the Purchaser (or any assignee thereof or by the Administrative Agent); and (iii) no financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein, the Related Assets or Collections with respect thereto is on file in any recording office except such as may be filed (A) in favor of the Originators in accordance with the Contracts, (B) in favor of the Seller in connection with the Sale Agreement or (C) in favor of the Purchaser or the Administrative Agent in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by the Purchaser (or any assignee thereof) or by the Administrative Agent.

     (m) ACCURATE REPORTS. No Information Package (if prepared by such Seller Party, or to the extent information therein was supplied by such Seller Party) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished, in each case in writing, by or on behalf of such Seller Party to the Administrative Agent or the Purchaser pursuant to this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrative Agent or Purchaser at such time) as of the date so furnished, or contained or (in the case of information or other materials to be furnished in the future) will contain any material misstatement of fact or omitted or (in the case of information or other materials to be furnished in the future) will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

     (n) OFFICES. The principal places of business and chief executive offices of the Master Servicer and the Seller are located at the respective addresses set forth on SCHEDULE 14.2, and the offices where the Master Servicer and the Seller keep all their books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in SCHEDULE 6.1(n) (or at such other locations, notified to the Administrative Agent, on the Purchaser's behalf, in accordance with SECTION 7.1(f), in jurisdictions where all action required by SECTION 8.5 has been taken and completed).

     (o) LOCKBOX ACCOUNTS. The names and addresses of all the Lockbox Banks, together with the account numbers of the accounts of the Originators or the Seller at such Lockbox Banks, are specified in SCHEDULE 6.1(o) (or have been notified to and approved by the Administrative Agent, on the Purchaser's behalf, in accordance with SECTION 7.3(d)).

     (p) ELIGIBLE RECEIVABLES. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or computation of Net Pool Balance shall be an Eligible Receivable on such date.

     (q) SERVICING PROGRAMS. No license or approval is required for the Administrative Agent's use of any program used by the Master Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

     (r) COMPLIANCE WITH CREDIT AND COLLECTION POLICY. With respect to each Eligible Receivable, it has complied in all material respect with the Credit and Collection Policy.

     (s) [RESERVED].

     (t) NAMES. Since the date of its incorporation, the Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

     (u) OWNERSHIP OF THE SELLER. The Originators, Armstrong and Heatcraft Technologies own 100% of the issued and outstanding capital stock of the Seller, free and clear of any Lien. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

     (v) INVESTMENT COMPANY. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

     (w) TAXES. Each Seller Party has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except for immaterial amounts, unless such immaterial amounts give rise to a Lien, and except for any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

     (x) COMPLIANCE WITH LAWS. Each Seller Party is in compliance with all applicable laws, rules, regulations and orders, including those with respect to the Pool Receivables and related Contracts, except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.

                                   ARTICLE VII

                     GENERAL COVENANTS OF THE SELLER PARTIES

     SECTION 7.1 AFFIRMATIVE COVENANTS OF THE SELLER PARTIES.

     From June 19, 2000 until the Final Payout Date, unless the Administrative Agent shall otherwise consent in writing:

     (a) COMPLIANCE WITH LAWS, ETC. Each Seller Party will comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Pool Receivables and related Contracts, except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.

     (b) PRESERVATION OF CORPORATE EXISTENCE. Each Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

     (c) AUDITS. Each Seller Party will (i) at any time and from time to time upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Administrative Agent, on the Purchaser's behalf, believes in good faith that a Liquidation Event has occurred and is continuing), in which case no such notice shall be required) during such Seller Party's regular business hours, permit the Administrative Agent, on the Purchaser's behalf, or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller Party relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and
(B) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in CLAUSE (i)(A) next above, and to discuss matters relating to Pool Receivables or such Seller Party's performance hereunder with any of the officers or employees (with notification to and coordination with the treasurer of such Seller or his designee) of such Seller Party having knowledge of such matters; (ii) permit the Administrative Agent or any of its agents or representatives, upon not less than five (5) Business Days' notice from the Administrative Agent and the consent (which consent shall not unreasonably be withheld) of such Seller Party (unless a Liquidation Event has occurred and is continuing (or the Administrative Agent believes in good faith that a Liquidation Event has occurred and is continuing) in which case no such notice or consent shall be required), to meet with the independent auditors of such Seller Party, to review such auditors' work papers and otherwise to review with such auditors the books and records of such Seller Party with respect to the Pool Receivables and Related Assets; and (iii) without limiting the provisions of CLAUSE (i) or (ii) next above, from time to time, at the expense of such Seller Party, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of such Seller Party's books and records with respect to the Pool Receivables and Related Assets; provided, that, so long as no Liquidation Event has occurred and is continuing, (i) such reviews shall not be done more than two (2) times in any one calendar year and (ii) the Seller Parties shall only be responsible for the costs and expenses of one such review in any one calendar year.

     (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Master Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Pool Receivables).

     (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. Each Seller Party will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Pool Receivables and all agreements related to such Pool Receivables.

     (f) LOCATION OF RECORDS. Each Seller Party will keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of the Master Servicer and the Seller referred to in SECTION 6.1(n) or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by SECTION 8.5 shall have been taken and completed.

     (g) CREDIT AND COLLECTION POLICIES. Each Seller Party will comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

     (h) SALE AGREEMENT. The Seller will perform and comply in all material respects with all of its covenants and agreements set forth in the Sale Agreement, and will enforce the performance by the Originators of their respective obligations under the Sale Agreement.

          (i) LOCKBOX AGREEMENTS. The Seller and the Master Servicer shall enter into a Lockbox Agreement with Wachovia with respect to each Lockbox Bank with respect to each Lockbox Account, and shall instruct all Obligors to deposit all Collections to the Lockbox Accounts. Upon the establishment of the Collection Account, if any, the Master Servicer shall instruct each Lockbox Bank to deposit all Collections to the Collection Account. The Seller will not give any contrary or conflicting instructions, and will, upon the request of the Master Servicer or the Administrative Agent, confirm such instructions by the Master Servicer or take such other action as may be reasonably required to give effect to such instructions.

     SECTION 7.2 REPORTING REQUIREMENTS OF THE SELLER PARTIES.

     From the date hereof until the Final Payout Date, unless the Administrative Agent, on the Purchaser's behalf, shall otherwise consent in writing:

     (a) QUARTERLY FINANCIAL STATEMENTS - LENNOX INTERNATIONAL. The Master Servicer will furnish to the Administrative Agent, on the Purchaser's behalf, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Lennox International, copies of its consolidated, and, to the extent otherwise available, consolidating balance sheets and related statements of income and statements of cash flow, showing the financial condition of Lennox International and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, together with a Certificate of Financial Officer in the form attached hereto as EXHIBIT B executed by the chief financial officer or treasurer of the Lennox International.

     (b) ANNUAL FINANCIAL STATEMENTS - LENNOX INTERNATIONAL. The Master Servicer will furnish to the Administrative Agent, as soon as available and in any event within 90 days after the end of each fiscal year of Lennox International, copies of its consolidated and consolidating balance sheets and related statements of income and statements of cash flow, showing the financial condition of Lennox International and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Arthur Andersen LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Lennox International on a consolidated basis (except as noted therein) in accordance with GAAP consistently applied;

     (c) QUARTERLY FINANCIAL STATEMENTS - SELLER. The Seller will furnish to the Administrative Agent, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller, copies of the financial statements of the Seller, consisting of at least a balance sheet as at the close of such quarter and statements of earnings and changes in cash flows for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, together with a Certificate of Financial Officer in the form attached hereto as EXHIBIT B executed by the chief financial officer, chief accounting officer, controller or treasurer of the Seller or Lennox International;

     (d) ANNUAL FINANCIAL STATEMENTS - SELLER. The Seller will furnish to the Administrative Agent, as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, copies of the financial statements of the Seller, consisting of at least a balance sheet of the Seller for such year and statements of earnings, cash flows and shareholders' equity, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, together with a Certificate of Financial Officer in the form attached hereto as EXHIBIT B executed by the chief financial officer or treasurer of the Seller;

     (e) REPORTS TO HOLDERS AND EXCHANGES. In addition to the reports required by SUBSECTIONs (a), (b), (c) and (d) above, promptly upon the Administrative Agent's request, the Master Servicer will furnish or cause to be furnished to the Administrative Agent, on the Purchaser's behalf, copies of any reports specified in such request which the Master Servicer sends to any of its securityholders, and any reports, final registration statements (excluding exhibits), and each final prospectus and all amendments thereto that the Master Servicer files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and registrations of securities for selling securities;

     (f) ERISA. Promptly after the filing or receiving thereof, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which any Seller Party or ERISA Affiliate thereof files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Seller Party or

ERISA Affiliate thereof receives from the Pension Benefit Guaranty Corporation, which Reportable Event(s) individually or in the aggregate could have a Material Adverse Effect;

     (g) LIQUIDATION EVENTS, ETC. As soon as possible and in any event within three (3) Business Days after obtaining knowledge of the occurrence of any Liquidation Event, any Unmatured Liquidation Event, or any Credit Event, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, a written statement of the chief financial officer, treasurer or chief accounting officer of such Seller Party setting forth details of such event and the action that such Seller Party will take with respect thereto;

     (h) LITIGATION. As soon as possible and in any event within ten (10) Business Days of any Seller Party's knowledge thereof, such Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, notice of (i) any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect and (ii) any development in previously disclosed litigation which development could reasonably be expected to have a Material Adverse Effect;

     (i)  [RESERVED];

     (j) CHANGE IN CREDIT AND COLLECTION POLICY. Prior to its effective date, each Seller Party will furnish to the Administrative Agent,on the Purchaser's behalf, notice of (i) any material change in the character of such Seller Party's business, and (ii) any material change in the Credit and Collection Policy;

     (k) CREDIT EVENT. Within five (5) Business Days of the occurrence thereof, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, notice of any Credit Event;

     (l)  [RESERVED]; and

     (m) OTHER. Promptly, from time to time, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or Purchaser under or as contemplated by this Agreement.

     SECTION 7.3 NEGATIVE COVENANTS OF THE SELLER PARTIES.

     From June 19, 2000 until the Final Payout Date, without the prior written consent of the Administrative Agent:

     (a) SALES, LIENS, ETC. (i) The Seller will not, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or any Related Asset, or any interest therein, or any account to which any Collections of any Pool

Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Lockbox Agreements, set-off rights of any bank at which any such account is maintained), and (ii) the Master Servicer will not assert any interest in the Receivables, except as Master Servicer.

     (b) EXTENSION OR AMENDMENT OF RECEIVABLES. No Seller Party will, except as otherwise permitted in SECTION 8.2(c), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any material term or condition of any Contract related thereto in any way that adversely affects the collectibility of any Pool Receivable or the Purchaser's rights therein.

     (c) CHANGE IN CREDIT AND COLLECTION POLICY. No Seller Party will make or permit to be made any material change in the Credit and Collection Policy, which change would impair the collectibility of any significant portion of the Pool Receivables or otherwise adversely affect the interests or remedies of the Purchaser under this Agreement or any other Transaction Document.

     (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. No Seller Party will add or terminate any bank as a Lockbox Bank from those listed in SCHEDULE 6.1(o) or, after Lockbox Accounts have been delivered pursuant to SECTION 7.1(i), make any change in its instructions to Obligors regarding payments to be made to the Seller or Master Servicer or payments to be made to any Lockbox Bank (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lockbox Bank), unless (i) the Administrative Agent shall have received prior written notice of such addition, termination or change and (ii) if a Credit Event has occurred, the Administrative Agent shall have received duly executed copies of Lockbox Agreements with each new Lockbox Bank.

     (e) DEPOSITS TO COLLECTION ACCOUNT. No Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, any cash or cash proceeds other than Collections of Pool Receivables.

     (f) CHANGES TO OTHER DOCUMENTS. The Seller will not enter into any amendment or modification of, or supplement to, the Sale Agreement or the Seller's certificate of incorporation.

     (g)  [RESERVED].

     (h) SELLER INDEBTEDNESS. The Seller will not incur or permit to exist any Indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (i) indebtedness of the Seller to the Originators incurred in accordance with the Sale Agreement, (ii) current accounts payable arising under the Transaction Documents and not overdue and (iii) other current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $10,000.

     (i) NEGATIVE PLEDGES. No Seller Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon any Pool Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

     (j) CHANGE OF NAME. The Seller will not change its name, any trade name or corporate structure, or commence the use of any new trade name unless it has given the Administrative Agent at least 30 days prior written notice thereof and has taken all steps necessary to continue the perfection of the Purchaser's interest, including the filing of amendments to the UCC financing statements filed pursuant to SECTION 5.1(a).

     (k)  [RESERVED].

     (l)  MERGERS, CONSOLIDATIONS AND ACQUISITIONS.

          (i) The Master Servicer will not, nor will it permit any subservicer to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than acquisitions in the ordinary course of their business, except that if at the time thereof and immediately after giving effect thereto no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing
     (A) the Master Servicer or such subservicer may merge or consolidate with any Subsidiary (other than Seller) in a transaction in which such Master Servicer or such subservicer is the surviving corporation, and (B) the Master Servicer or such subservicer may purchase, lease or otherwise acquire from any Subsidiary (other than Seller) all or substantially all of its assets and may purchase or otherwise acquire all or substantially all of the capital stock of any Person who immediately thereafter is a Subsidiary.

          (ii) Seller will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by Purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than the acquisition of the Receivables and Related Assets pursuant to the Sale Agreement and the sale of an interest in the Pool Receivables and Related Assets hereunder.

     (m)  [RESERVED].

     (n) CHANGE IN BUSINESS. No Seller Party will make or permit to be made any material change in the character of its business, which change would impair the collectibility of any significant portion of the Pool Receivables or otherwise adversely affect the interests or remedies of the Purchaser under this Agreement or any other Transaction Document.

     SECTION 7.4 SEPARATE CORPORATE EXISTENCE OF THE SELLER.

     Each Seller Party hereby acknowledges that the Purchaser and the Administrative Agent are entering into the transactions contemplated hereby in reliance upon the Seller's identity as a legal entity separate from the Master Servicer and its other Affiliates. Therefore, each Seller Party shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of its Affiliates, and is not a division of the Master Servicer or any other Person. Without limiting the foregoing, each Seller Party will take such actions as shall be required in order that:

     (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its Certificate of Incorporation to purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests, or selling interests, in Receivables in the Receivables Pool and Related Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

     (b) At least one member of the Seller's Board of Directors (the "INDEPENDENT DIRECTOR") shall be an individual who is not, and never has been, a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, material supplier or material customer of any Seller Party or any of its Affiliates. The certificate of incorporation of the Seller shall provide that (i) at least one member of the Seller's Board of Directors shall be an Independent Director, (ii) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action and (iii) the provisions requiring an Independent Director and the provisions described in CLAUSES (i) and (ii) of this PARAGRAPH (b) cannot be amended without the prior written consent of the Independent Director;

     (c) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller or any Affiliate thereof;

     (d) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool (the parties acknowledge that the Master Servicer will be fully compensated for its services by payment of the Servicing Fee), and certain organizational expenses in connection with the formation of the Seller;

     (e) The Seller will contract with the Master Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Master Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with the Master Servicer (or any other Affiliate thereof) which are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any other Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, for legal, auditing and other professional services and directors' fees, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Lennox shall pay or cause to be paid all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

     (f) The Seller's operating expenses will not be paid by any other Seller Party or other Affiliate of the Seller;

     (g)  The Seller will have its own stationery;

     (h) The books of account, financial reports and corporate records of the Seller will be maintained separately from those of the Master Servicer and each other Affiliate of the Seller;

     (i) Any financial statements of any Seller Party or Affiliate thereof which are consolidated to include the Seller will contain detailed notes clearly stating that (i) all of the Seller's assets are owned by the Seller, and (ii) the Seller is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of the Seller's assets prior to any value in the Seller becoming available to the Seller's equity holders; and the accounting records and the published financial statements of the Originators will clearly show that, for accounting purposes, the Pool Receivables and Related Assets have been sold by the Originators to the Seller;

     (j) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of the Master Servicer and the other Affiliates;

     (k) Each Affiliate of the Seller will strictly observe corporate formalities in its dealings with the Seller, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of the Seller will not be commingled with those of any of its Affiliates;

     (l) No Affiliate of the Seller will maintain joint bank accounts with the Seller or other depository accounts with the Seller to which any such Affiliate (other than in its capacity as the Master Servicer hereunder or under the Sale Agreement) has independent access, provided that prior to the occurrence of a Credit Event, Collections may be deposited into general accounts of the Master Servicer, subject to the obligations of the Master Servicer hereunder;

     (m) No Affiliate of the Seller shall, directly or indirectly, name the Seller or enter into any agreement to name the Seller as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of the Seller;

     (n) Each Affiliate of the Seller will maintain arm's length relationships with the Seller, and each Affiliate of the Seller that renders or otherwise furnishes services or merchandise to the Seller will be compensated by the Seller at market rates for such services or merchandise;

     (o) No Affiliate of the Seller will be, nor will it hold itself out to be, responsible for the debts of the Seller or the decisions or actions in respect of the daily business and affairs of the Seller. The Master Servicer and the Seller will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

     (p) The Seller will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of the Seller will be continuously maintained as official records by the Seller; and

     (q) The Seller, on the one hand, and each Originator, on the other hand, will conduct its business solely in its own corporate name and in such a separate manner so as not to mislead others with whom they are dealing.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

     SECTION 8.1 DESIGNATION OF MASTER SERVICER.

     (a) LENNOX AS INITIAL MASTER SERVICER. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Master Servicer hereunder from time to time in accordance with this SECTION
8.1. Until the Administrative Agent, on the Purchaser's behalf, gives to Lennox a Successor Notice (as defined in SECTION 8.1(b)), Lennox is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof. Each of the Originators named in the Sale Agreement, has agreed to act as subservicer for the purpose of performing certain duties and obligations with respect to all Receivables purchased by the Seller from such Originator pursuant to the terms of the Sale Agreement. In so acting as subservicer, each of the Originators has agreed to comply with, and be bound by, all of the terms and provisions of this Agreement applicable to such Originator in the performance of its duties as subservicer; PROVIDED, HOWEVER, that each such Originator (i) shall cease to act as subservicer upon the Administrative Agent's delivery of a Successor Notice to Lennox, and (ii) shall not be entitled to receive any Servicing Fee provided for herein (except that the Master Servicer may agree to pay to the subservicers a proportional share of the Servicing Fee which obligation shall be that of the Master Servicer).

     (b) SUCCESSOR NOTICE; MASTER SERVICER TRANSFER EVENTS. Upon Lennox's receipt of a notice from the Administrative Agent of the Administrative Agent's designation, on the Purchaser's behalf, of a new Master Servicer (a "SUCCESSOR NOTICE"), Lennox agrees that it will terminate its activities as Master Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to the new Master Servicer, and the Administrative Agent (or its designee) shall assume each and all of Lennox's obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and Lennox shall use its best efforts to assist the Administrative Agent (or its designee) in assuming such obligations. Without limiting the foregoing, Lennox agrees, at its expense, to take all actions necessary to provide the new Master Servicer with access to all computer software necessary or useful in collecting, billing or maintaining records with respect to the Receivables. The Administrative Agent agrees not to give Lennox a Successor Notice until after the occurrence and during the continuance of any Liquidation Event or a Credit Event (any such event being herein called a "SERVICER TRANSFER EVENT"), in which case such Successor Notice may be given at any time in the Administrative Agent's discretion. If Lennox disputes the occurrence of a Servicer Transfer Event, Lennox may take appropriate action to resolve such dispute; provided that Lennox must terminate its activities hereunder as Master Servicer and allow the newly designated Master Servicer to perform such activities on the date provided by the Administrative Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute, if the Administrative Agent, on the Purchaser's behalf, reasonably determines, in good faith, that such termination is necessary or advisable to protect the Purchaser's interests hereunder.

     (c) SUBCONTRACTS. The Master Servicer may, with the prior consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that the Master Servicer shall remain liable for the performance of the duties and obligations of the Master Servicer pursuant to the terms hereof and such subservicing arrangement may be terminated at the Administrative Agent's request, on the Purchaser's behalf, at anytime after a Successor Notice has been given.

     SECTION 8.2 DUTIES OF MASTER SERVICER.

     (a) APPOINTMENT; DUTIES IN GENERAL. Each of the Seller, the Purchaser and the Administrative Agent hereby appoints as its agent the Master Servicer, as from time to time designated pursuant to SECTION 8.1, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the related Contracts. The Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

     (b) ALLOCATION OF COLLECTIONS; SEGREGATION. The Master Servicer shall identify for the account of the Seller and Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with SECTION 1.3 but shall not be required (unless otherwise requested by the Administrative Agent, on the Purchaser's behalf, after the occurrence of a Credit Event) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with said SECTION. If instructed by the Administrative Agent, on the Purchaser's behalf, after the occurrence of a Credit Event, the Master Servicer shall segregate and deposit into the Collection Account, the Purchaser's share of Collections of Pool Receivables, on the second Business Day following receipt by the Master Servicer of such Collections in immediately available funds.

     (c) MODIFICATION OF RECEIVABLES. So long as no Liquidation Event and no Unmatured Liquidation Event shall have occurred and be continuing, Lennox, while it is Master Servicer, may, in accordance with the applicable Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as the Master Servicer may reasonably determine to be appropriate to maximize Collections thereof, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of
SECTION 3.2(a).

     (d) DOCUMENTS AND RECORDS. Each Seller Party shall deliver to the Master Servicer, and the Master Servicer shall hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

     (e) CERTAIN DUTIES TO THE SELLER. The Master Servicer shall, as soon as practicable following receipt, turn over to the Seller (i) that portion of Collections of Pool Receivables representing its undivided percentage interest therein, less the Seller's Share of the Servicing Fee, and, in the event that neither Lennox nor any other Seller Party or Affiliate thereof is the Master Servicer, all reasonable and appropriate out-of-pocket costs and expenses of the Master Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicing Fee received by it, and (ii) the Collections of any Receivable which is not a Pool Receivable. The Master Servicer, if other than Lennox or any other Seller Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all documents, instruments and records in its possession that evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

     (f) TERMINATION. The Master Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

     (g) POWER OF ATTORNEY. The Seller hereby grants to the Master Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by the Purchaser (whether or not from the Seller) in connection with any Receivable.

     SECTION 8.3 [RESERVED].

     SECTION 8.4 SERVICER DEFAULTS.

     If any one of the following events (a "SERVICER DEFAULT") shall occur and be continuing:

     (a) any failure by the Master Servicer to make any payment, transfer or deposit or to give instructions or notice to the Administrative Agent as required by this Agreement including, without limitation, delivery of any Information Package and, (i) in the case of failure to deliver an Information Package such failure shall remain unremedied for two (2) Business Days after the earliest to occur of (A) written notice thereof shall have been given by the Administrative Agent to the Master Servicer or (B) the Master Servicer shall have otherwise become aware of such failure and (ii) in the case of failure to make any payment or deposit to be made by the Master Servicer such failure shall remain unremedied for three (3) Business Days after the due date thereof;

     (b) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement or any other Transaction Document to which the Master Servicer is a party, which failure continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Master Servicer by the Administrative Agent and (ii) the date on which the Master Servicer becomes aware thereof;

     (c) any representation, warranty or certification made by the Master Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which continues to be unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Master Servicer by the Administrative Agent and
(ii) the date on which the Master Servicer becomes aware thereof; PROVIDED, HOWEVER, that in the case of any representation, warranty or certification that was not made in writing, a Servicer Default shall occur hereunder only if such representation, warranty or certification was reasonably relied upon by the Administrative Agent and/or the Purchaser;

     (d) a Credit Event shall occur or any bankruptcy, insolvency or similar event occurs with respect to the Master Servicer; or

     (e) any change in the control of the Master Servicer which takes the form of either a merger or consolidation in which the Master Servicer is not the surviving entity.

Notwithstanding anything herein to the contrary, so long as any such Servicer Default shall not have been remedied, the Administrative Agent, by written notice to the Master Servicer (a "TERMINATION NOTICE"), may terminate all of the rights and obligations of the Master Servicer as Master Servicer under this Agreement and appoint a successor Master Servicer satisfactory to the Administrative Agent (in the Administrative Agent's sole discretion).

     SECTION 8.5 RIGHTS OF THE ADMINISTRATIVE AGENT.

     (a) NOTICE TO OBLIGORS. At any time when a Liquidation Event has occurred and is continuing, the Administrative Agent may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by the Purchaser.

     (b) NOTICE TO LOCKBOX BANKS. At any time following the occurrence of a Liquidation Event, if Lockbox Agreements have been executed, the Administrative Agent is hereby authorized to give notice to the Lockbox Banks, as provided in the Lockbox Agreements, of the transfer to the Administrative Agent of dominion and control over the lockboxes and related accounts to which the Obligors of Pool Receivables make payments. The Seller and the Master Servicer hereby transfer to the Administrative Agent, effective when the Administrative Agent shall give notice to the Lockbox Banks as provided in the Lockbox Agreements, the exclusive dominion and control over such lockboxes and accounts, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer.

     (c) RIGHTS ON SERVICER TRANSFER EVENT. At any time following the designation of a Master Servicer other than Lennox pursuant to SECTION 8.1:

          (i) The Administrative Agent may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrative Agent or its designee.

          (ii) Any Seller Party shall, at the Administrative Agent's request and at such Seller Party's expense, give notice of the Purchaser's ownership and security interests in the Pool Receivables to each Obligor of Pool Receivables and direct that payments be made directly to the Administrative Agent or its designee.

          (iii) Each Seller Party shall, at the Administrative Agent's request,
     (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and make the same available to the successor Master Servicer at a place selected by the Administrative Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Master Servicer.

          (iv) Each Seller Party and Purchaser hereby authorizes the Administrative Agent, on the Purchaser's behalf, and grants to the Administrative Agent an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Seller Party's name and on behalf of the Seller Parties and Purchaser which are necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing any Seller Party's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

     SECTION 8.6 RESPONSIBILITIES OF THE SELLER PARTIES.

     Anything herein to the contrary notwithstanding:

     (a) CONTRACTS. Each Seller Party shall remain responsible for performing all of its obligations (if any) under the Contracts related to the Pool Receivables and under the related agreements to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrative Agent or its designee of its rights hereunder shall not relieve any Seller Party from such obligations.

     (b) LIMITATION OF LIABILITY. The Administrative Agent and Purchaser shall not have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of any Seller Party or any Originator thereunder.

     SECTION 8.7 FURTHER ACTION EVIDENCING PURCHASES AND REINVESTMENTS.

     (a) FURTHER ASSURANCES. Each Seller Party agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent or its designee may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Asset Interest, or to enable Purchaser or the Administrative Agent or its designee to exercise or enforce any of their respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Seller Party will:

          (i) upon the request of the Administrative Agent, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, in accordance with the terms of this Agreement;

          (ii) upon the request of the Administrative Agent after the occurrence and during the continuance of a Liquidation Event, mark conspicuously each Contract evidencing each Pool Receivable with a legend, acceptable to the Administrative Agent, evidencing that the Asset Interest has been sold in accordance with this Agreement; and

          (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Administrative Agent, evidencing that the Asset Interest has been sold in accordance with this Agreement.

     (b) ADDITIONAL FINANCING STATEMENTS; PERFORMANCE BY ADMINISTRATIVE AGENT. Each Seller Party hereby authorizes the Administrative Agent, on the Purchaser's behalf, or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Assets now existing or hereafter arising in the name of any Seller Party. If any Seller Party fails to promptly execute and deliver to the Administrative Agent, on the Purchaser's behalf, any financing statement or continuation statement or amendment thereto or assignment thereof requested by the Administrative Agent, on the Purchaser's behalf, each Seller Party hereby authorizes the Administrative Agent, on the Purchaser's behalf, to execute such statement on behalf of such Seller Party. If any Seller Party fails to perform any of its agreements or obligations under this Agreement, the Administrative Agent or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Administrative Agent or its designee incurred in connection therewith shall be payable by the Seller Parties as provided in SECTION 14.5.

     (c) CONTINUATION STATEMENTS; OPINION. Without limiting the generality of SUBSECTION (a), the Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statements referred to in SECTION 5.1(a) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, if the Final Payout Date shall not have occurred:

          (i) if necessary, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

          (ii) deliver or cause to be delivered to the Administrative Agent an opinion of the counsel for the Seller Parties (which may be an opinion of in-house counsel for the Seller Parties), in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to SECTION 5.1(a) to the effect that the Asset Interest hereunder continues to be a valid and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.

     SECTION 8.8 APPLICATION OF COLLECTIONS.

     Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or Seller shall, except as otherwise specified by such Obligor or required by the underlying Contract or law, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivables and, second, to any other indebtedness of such Obligor.

                                   ARTICLE IX

                                SECURITY INTEREST

     SECTION 9.1 GRANT OF SECURITY INTEREST.

     To secure all obligations of the Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, in each case pro rata according to the respective amounts thereof, the Seller hereby assigns and pledges to the Administrative Agent, as agent for the Purchaser and its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, as agent for the Purchaser, for the benefit of the Secured Parties, a security interest in, all of the Seller's right, title and interest now or hereafter existing in, to and under (a) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by the Seller hereunder), (b) the Sale Agreement and the other Transaction Documents and (c) all proceeds of any of the foregoing.

     SECTION 9.2 FURTHER ASSURANCES.

     The provisions of SECTION 8.7 shall apply to the security interest granted under SECTION 9.1 as well as to the Purchases, Reinvestments and all the Asset Interests hereunder.

     SECTION 9.3 REMEDIES.

     Upon the occurrence of a Liquidation Event, the Purchaser shall have, with respect to the collateral granted pursuant to SECTION 9.1, and in addition to all other rights and remedies available to the Purchaser or the Administrative Agent under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                    ARTICLE X

                               LIQUIDATION EVENTS

     SECTION 10.1  LIQUIDATION EVENTS.

     The following events shall be "LIQUIDATION EVENTS" hereunder:

     (a) The Master Servicer (if any Seller Party or Affiliate thereof is the Master Servicer) or the Seller (in the case of CLAUSE (ii) below) (i) shall fail to perform or observe any term, covenant or agreement that is an obligation of the Master Servicer hereunder (other than as referred to in CLAUSE (ii) below or in other paragraphs of this SECTION 10.1), and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given by the Administrative Agent to the Master Servicer or the Master Servicer shall have otherwise become aware, or (ii) shall fail to make any payment or deposit to be made by it hereunder when due which failure shall continue for three (3) Business Days; or

     (b) Any representation or warranty made or deemed to be made by any Seller Party or Lennox International (or any of its officers) under this Agreement or any other Transaction Document or any Information Package or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made PROVIDED, HOWEVER, that in the case of any representation, warranty or information that was not made or provided in writing, a Liquidation Event shall occur hereunder only if such representation, warranty or information was reasonably relied upon by the Administrative Agent and/or the Purchaser; or

     (c) Any Seller Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given by the Administrative Agent to any Seller Party or such Seller Party shall have otherwise become aware; or

     (d) (i) Any Seller Party or Lennox International shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of in the case of the Seller, $10,000, or in the case of Lennox International or the Master Servicer $7,500,000 when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this CLAUSE (B) is to cause such Indebtedness to become due prior to its stated maturity; (ii) any default under any other agreement or instrument of the Seller, Master Servicer or Lennox International relating to the purchase of receivables in an aggregate amount in excess of in the case of the Seller, $10,000, or in the case of the Master Servicer or Lennox International $50,000,000, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default is to terminate the commitment of any party to such agreement or instrument to purchase receivables or the right of such Seller Party to reinvest in receivables the principal amount paid by any party to such agreement or instrument for its interest in receivables; or (iii) a default or trigger event shall occur under any asset securitization agreement or arrangement entered into by any Seller Party for the sale of receivables or an interest therein in excess of $10,000,000, if the effect of such default or trigger event is to cause the amounts owing in connection therewith to become payable prior to the stated maturity; or

     (e) An Event of Bankruptcy shall have occurred and remain continuing with respect to Lennox International or any Seller Party; or

     (f) The Seller shall become an "investment company" within the meaning of the Investment Company Act of 1940; or

     (g) The rolling 3 month average Dilution Ratio at any Cut-Off Date exceeds 12.00%; or

     (h) The rolling 3 month average Default Ratio at any Cut-Off Date exceeds 2.65%; or

     (i) The rolling 3 month average Delinquency Ratio at any Cut-Off Date exceeds 3.95%; or

     (j) On any Settlement Date, after giving effect to the payments made under
SECTION 3.1(c), (i) the Asset Interest exceeds 100% or (ii) the Invested Amount exceeds the Purchase Limit; or

     (k) There shall have occurred any event which materially adversely impairs the ability of the Originators to originate Receivables of a credit quality which are at least of the credit quality of the Receivables included in the first Purchase, or any other event occurs that is reasonably likely to have a Material Adverse Effect; or

     (l) Any Seller Party, Originator or Lennox International is subject to a Change in Control; or

     (m) The Internal Revenue Service shall file notice of a lien pursuant to
SECTION 6323 of the Internal Revenue Code with regard to any of the Receivables or Related Assets and such lien shall not have been released within seven (7) days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to SECTION 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Receivables or Related Assets; or

     (n) Any Seller Party or any Originator shall make any material change in the policies as to origination of Receivables or in its Credit and Collection Policy without prior written notice to and consent of the Administrative Agent; or

     (o) The Purchaser, for any reason, does not have a valid, perfected first priority interest in the Pool Receivables and the Related Assets; or

     (p) A final judgment or judgments shall be rendered against Lennox International, the Master Servicer, the Seller or any combination thereof for the payment of money with respect to which an aggregate amount in excess of $10,000 with respect to the Seller and $7,500,000 with respect to Lennox International or the Master Servicer is not covered by insurance and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Lennox International, the Master Servicer or the Seller to enforce any such judgment; or

     (q) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of SECTION 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of any Master Servicer or any ERISA Affiliate to the Pension Benefit Guaranty Corporation ("PBGC") or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent, on the Purchaser's behalf, the Administrative Agent shall have notified the Master Servicer in writing that (i) the Administrative Agent, on the Purchaser's behalf, has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC,
(B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof a Liquidation Event exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

     (r) The occurrence of a Servicer Default; or

     (s) The Seller's Net Worth shall be less than the Threshold Amount.

     SECTION 10.2  REMEDIES.

     (a) OPTIONAL LIQUIDATION. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in SUBSECTION (e) of SECTION 10.1), the Administrative Agent shall, at the request, or may with the consent, of the Purchaser, by notice to the Seller declare the Funding Termination Date to have occurred and the Liquidation Period to have commenced.

     (b) AUTOMATIC LIQUIDATION. Upon the occurrence of a Liquidation Event described in SUBSECTION (e) of SECTION 10.1, the Funding Termination Date shall occur and the Liquidation Period shall commence automatically.

     (c) ADDITIONAL REMEDIES. Upon any Funding Termination Date pursuant to this
SECTION 10.2, no Purchases or Reinvestments thereafter will be made, and the Administrative Agent, the Purchaser and Wachovia shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

     SECTION 11.1  AUTHORIZATION AND ACTION.

     Pursuant to agreements entered into with the Administrative Agent, the Purchaser has appointed and authorized the Administrative Agent (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

     SECTION 11.2  ADMINISTRATIVE AGENT'S RELIANCE, ETC.

     The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting Pool Receivables as Master Servicer pursuant to SECTION 8.1), except for its or their own breach of the terms of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for the Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to the Purchaser or any such other holder for any statements, warranties or representations made by any Seller Party in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Seller Party or to inspect the property (including the books and records) of any Seller Party; (d) shall not be responsible to the Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 11.3  WACHOVIA AND AFFILIATES.

     Wachovia and any of its Affiliates may generally engage in any kind of business with any Seller Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Seller Party or any Obligor or any of their respective Affiliates, all as if Wachovia was not the Administrative Agent, and without any duty to account therefor to the Purchaser or any other holder of an interest in Pool Receivables, but in any event subject to SECTION 14.7.

                                   ARTICLE XII

                     ASSIGNMENT OF THE PURCHASER'S INTEREST

     SECTION 12.1  RESTRICTIONS ON ASSIGNMENTS.

     (a) No Seller Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Administrative Agent (except a Seller Party may delegate certain administrative duties to an Affiliate, such as payroll, financial reporting, tax and the like, so long as such Seller Party remains liable for performance of such duties). The Purchaser may not assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of the Seller, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that

          (i) The Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to any Liquidity Bank, Wachovia, or any Affiliate thereof, or to any "bankruptcy remote" special purpose entity, the business of which is administered by Wachovia or any Affiliate thereof (which assignee shall then be subject to this ARTICLE XII); and

          (ii) The Purchaser may assign and grant a security interest in all of its rights in the Transaction Documents, together with all of its rights and interest in the Asset Interest, to secure the Purchaser's obligations under or in connection with the Commercial Paper Notes, the Liquidity Agreement, and certain other obligations of the Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of SECTION 12.1(b) or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement (other than SECTION 12.3).

     (b) The Seller agrees to advise the Administrative Agent within five (5) Business Days after notice to the Seller of any proposed assignment by the Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under SUBSECTION (a), of the Seller's consent or non-consent to such assignment, and if it does not consent, the reasons therefor. If Seller does not consent to such assignment, the Purchaser may immediately or at any time thereafter assign such Asset Interest (or portion thereof) to any Person or Persons permitted under CLAUSE (i) of SECTION 12.1(a).

     SECTION 12.2 RIGHTS OF ASSIGNEE.

     Upon the assignment by the Purchaser in accordance with this ARTICLE XII, the assignee receiving such assignment shall have all of the rights of the Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

     SECTION 12.3  TERMS AND EVIDENCE OF ASSIGNMENT.

     Any assignment of the Asset Interest (or any portion thereof) to any Person which is otherwise permitted under this ARTICLE XII shall be upon such terms and conditions as Purchaser and the assignee may mutually agree, and may be evidenced by such instrument(s) or document(s) as may be satisfactory to the Purchaser, the Administrative Agent and the assignee.

     SECTION 12.4  RIGHTS OF LIQUIDITY BANKS.

     The Seller hereby agrees that, upon notice to the Seller, the Liquidity Banks may exercise all the rights of the Administrative Agent and Purchaser hereunder, with respect to the Asset Interest (or any portions thereof), and Collections with respect thereto, which are owned by the Purchaser, and all other rights and interests of the Purchaser in, to or under this Agreement or any other Transaction Document. Without limiting the foregoing, upon such notice or at any time thereafter (but subject to any conditions applicable to the exercise of such rights by the Administrative Agent), the Liquidity Banks may request the Master Servicer to segregate Purchaser's allocable shares of Collections from the Seller's allocable share, may give a Successor Notice pursuant to and in accordance with SECTION 8.1(b), may give or require the Administrative Agent to give notice to the Lockbox Banks as referred to in
SECTION 8.5(b) and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them, in each case, to the same extent as the Administrative Agent might have done.

                                  ARTICLE XIII

                                 INDEMNIFICATION

     SECTION 13.1  INDEMNITIES BY THE SELLER.

     (a) GENERAL INDEMNITY. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller hereby agrees to indemnify each of Wachovia, both individually and as the Administrative Agent, the Purchaser, the Liquidity Banks, the Liquidity Agent, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, and employees of any of the foregoing, and any successor servicer and subservicer not affiliated with Lennox (each an "INDEMNIFIED PARTY"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse (except as otherwise specifically provided in this Agreement) for Defaulted Receivables; the Seller further agrees to indemnify any agent (which is not otherwise an Indemnified Party) of any of Wachovia, the Administrative Agent, the Purchaser, the Liquidity Banks, and the Liquidity Agent forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or caused by the gross negligence or willful misconduct of the Seller (unless otherwise expressly agreed to in writing by the Seller). Without limiting the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

          (i) the transfer by any Seller Party of any interest in any Receivable other than the transfer of Receivables and related property by the Originators to the Seller pursuant to the Sale Agreement, the transfer of an Asset Interest to the Purchaser pursuant to this Agreement and the grant of a security interest to the Purchaser pursuant to SECTION 9.1;

          (ii) any representation or warranty made in writing by any Seller Party (or any of its officers) under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of any Seller Party pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be; PROVIDED, HOWEVER, that in the case of any representation, warranty or information that was not made or delivered in writing, indemnification shall be available to an Indemnified Party hereunder only if such representation, warranty or information was reasonably relied upon by such Indemnified Party;

          (iii) the failure by any Seller Party to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv) the failure to vest and maintain vested in Purchaser an undivided percentage ownership interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than a Lien arising solely as a result of an act of the Purchaser or the Administrative Agent, whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter;

          (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vii) any matter described in CLAUSE (i) or (ii) of SECTION 3.2(a);

          (viii) any failure of any Seller Party, as the Master Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of ARTICLE III or ARTICLE VIII;

          (ix) any product liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

          (x) any claim of breach by any Seller Party of any related Contract with respect to any Pool Receivable; or

          (xi) any tax or governmental fee or charge (but not including franchise taxes or taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

     (c) CONTEST OF TAX CLAIM; AFTER-TAX BASIS. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Seller Party under
SECTION 13.1(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to the Seller and the Seller shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes (including any deduction) and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

     (d) CONTRIBUTION. If for any reason the indemnification provided above in this SECTION 13.1 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such

Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

     SECTION 13.2  INDEMNITIES BY MASTER SERVICER.

     Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Master Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Master Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by the Master Servicer (or any of its officers) under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of the Master Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Master Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; PROVIDED, HOWEVER, that in the case of any representation, warranty or information that was not made or delivered in writing, indemnification shall be available to an Indemnified Party hereunder only if such representation, warranty or information was reasonably relied upon by such Indemnified Party. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for Defaulted Receivables. The Master Servicer further agrees to indemnify any agent (which is not otherwise an Indemnified Party) of any of Wachovia, the Administrative Agent, the Purchaser, the Liquidity Banks, and the Liquidity Agent forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or caused by the gross negligence or willful misconduct of the Master Servicer (unless otherwise expressly agreed to in writing by the Master Servicer).

            If for any reason the indemnification provided above in this SECTION
13.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Master Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Master Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     SECTION 14.1  AMENDMENTS, ETC.

            No amendment or waiver of any provision of this Agreement nor consent to any departure by any Seller Party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) each Seller Party, the Administrative Agent and the Purchaser (with respect to an amendment), or (b) the Administrative Agent and the Purchaser (with respect to a waiver or consent by them) or any Seller Party (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, the Purchaser may also be required to obtain the approval of some or all of the Liquidity Banks or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes.

     SECTION 14.2  NOTICES, ETC.

     All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on SCHEDULE 14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means; PROVIDED, HOWEVER, that the financial statements required to be delivered by SECTIONS 7.2(a), 7.2(b), 7.2(c) and 7.2(d) shall be deemed delivered on the date such financial statements are deposited in the United States mail with first class postage prepaid, addressed to the intended party at the address as set forth on SCHEDULE
14.2 or at such other address as shall be designated by such party in a written notice to the other parties hereto.

     SECTION 14.3  NO WAIVER; REMEDIES.

     No failure on the part of the Administrative Agent, any Affected Party, any Indemnified Party, the Purchaser or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Wachovia, individually, and as Administrative Agent and each Liquidity Bank is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand provisional or final) at any time held and other indebtedness at any time owing by Wachovia and such Liquidity Bank to or for the credit or the account of the Seller, against any and all of the obligations of the Seller now or hereafter existing under this Agreement, to the Administrative Agent, any Affected Party, any Indemnified Party or Purchaser, or their respective successors and assigns.

     SECTION 14.4  BINDING EFFECT; SURVIVAL.

     This Agreement shall be binding upon and inure to the benefit of each Seller Party, the Administrative Agent, the Purchaser and their respective successors and assigns, and the provisions of SECTION 4.2 and ARTICLE XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; PROVIDED, HOWEVER, nothing in the foregoing shall be deemed to authorize any assignment not permitted by SECTION 12.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to ARTICLE VI and the indemnification and payment provisions of ARTICLE XIII and SECTIONS 4.2, 14.5, 14.6, 14.7 and 14.15 shall be continuing and shall survive any termination of this Agreement.

     SECTION 14.5  COSTS, EXPENSES AND TAXES.

     In addition to its obligations under ARTICLE XIII, the Seller Parties jointly and severally agree to pay on demand:

          (a) all costs and expenses incurred by the Administrative Agent, any Liquidity Bank, the Purchaser and their respective Affiliates in connection with:

               (i) the negotiation, preparation, execution and delivery of this Agreement, the other Transaction Documents or the Liquidity Agreement (except as otherwise provided in the Mandate Letter), any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by any Seller Party (whether or not consummated), or the enforcement by any of the foregoing Persons of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and

               (ii) the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents, including, without limitation, all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of any Seller Party's books and records either prior to the execution and delivery hereof but subject to the provisions of the Fee Letter or pursuant to SECTION 7.1(c), subject to the limitations set forth in such SECTION 7.1(c); and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and the Seller Parties, jointly and severally agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

          SECTION 14.6  NO PROCEEDINGS.

     The Master Servicer hereby agrees that it will not institute against the Seller, or join any Person in instituting against the Seller, and each Seller Party, the Master Servicer and Wachovia

(individually or as Administrative Agent) hereby agrees that it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by the Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

     SECTION 14.7  CONFIDENTIALITY OF SELLER INFORMATION.

     (a) CONFIDENTIAL SELLER INFORMATION. Each party hereto (other than Seller Parties) acknowledges that certain of the information provided to such party by or on behalf of the Seller Parties in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless the Master Servicer shall otherwise agree in writing, and except as provided in SUBSECTION (b), such party will not disclose to any other person or entity:

          (i) any information regarding, or copies of, any nonpublic financial statements, reports, schedules and other information furnished by any Seller Party to the Purchaser or the Administrative Agent (A) prior to the date hereof in connection with such party's due diligence relating to the Seller Parties and the transactions contemplated hereby, or (B) pursuant to this Agreement, including without limitation, SECTION 3.1, 5.1, 6.1(i), 7.1(c) or 7.2, or

          (ii) any other information regarding any Seller Party which is designated by any Seller Party to such party in writing as confidential

(the information referred to in CLAUSES (i) and (ii) above, whether furnished by any Seller Party or any attorney for or other representative thereof (each a "SELLER INFORMATION PROVIDER"), is collectively referred to as the "SELLER INFORMATION"); PROVIDED, HOWEVER, Seller Information shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than any Seller Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by any Seller Information Provider.

     (b) DISCLOSURE. Notwithstanding SUBSECTION (a), each party may disclose any Seller Information:

          (i) to any of such party's independent attorneys, consultants and auditors, and to any dealer or placement agent for the Purchaser's commercial paper, who (A) in the good faith belief of such party, have a need to know such Seller Information, and (B) are informed by such party of the confidential nature of the Seller Information and the terms of this
     SECTION 14.7 and has agreed, verbally or otherwise, to be bound by the provisions of this SECTION 14.7,

          (ii) to any Liquidity Bank, any actual or potential assignees of, or participants in, any rights or obligations of the Purchaser, any Liquidity Bank or the Administrative

     Agent under or in connection with this Agreement who has agreed to be bound by the provisions of this SECTION 14.7,

          (iii) to any rating agency that maintains a rating for the Purchaser's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of the Purchaser in connection with such rating,

          (iv) to any other party to this Agreement (and any independent attorneys, consultants and auditors of such party), for the purposes contemplated hereby,

          (v) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party,

          (vi) subject to SUBSECTION (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information, or

          (vii) in connection with the enforcement of this Agreement or any other Transaction Document.

In addition, the Purchaser and the Administrative Agent may disclose on a "no name" basis to any actual or potential investor in Purchaser's Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of the Purchaser's commitment and Invested Amount with respect to the Asset Interest and any other credit enhancement provided by any Seller Party hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool.

     (c) LEGAL COMPULSION. In the event that any party hereto (other than any Seller Party) or any of its representatives is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information, such party will (or will cause its representative to):

          (i) provide the Master Servicer with prompt written notice so that (A) the Master Servicer may seek a protective order or other appropriate remedy, or (B) the Master Servicer may, if it so chooses, agree that such party (or its representatives) may disclose such Seller Information pursuant to such request or legal compulsion; and

          (ii) unless the Master Servicer agrees that such Seller Information may be disclosed, make a timely objection to the request or compulsion to provide such Seller Information on the basis that such Seller Information is confidential and subject to the agreements contained in this SECTION 14.7.

In the event such protective order or remedy is not obtained, or the Master Servicer agrees that such Seller Information may be disclosed, such party will furnish only that portion of the Seller

Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Seller Information.

          (d)  This SECTION 14.7 shall survive termination of this Agreement.

     SECTION 14.8   [RESERVED].

     SECTION 14.9   CAPTIONS AND CROSS REFERENCES.

     The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any SECTION, Appendix, Schedule or Exhibit are to such SECTION of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any SECTION, subSECTION, or CLAUSE to any subSECTION, CLAUSE or subCLAUSE are to such subSECTION, CLAUSE or subCLAUSE of such SECTION, subSECTION or CLAUSE.

     SECTION 14.10  INTEGRATION.

     This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     SECTION 14.11  GOVERNING LAW.

     THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE RECEIVABLES OR RELATED PROPERTY IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 14.12  WAIVER OF JURY TRIAL.

     EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

     SECTION 14.13  CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

     EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

     (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, AS APPROPRIATE, IN EITHER CASE SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

     (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     SECTION 14.14  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

     SECTION 14.15  NO RECOURSE AGAINST OTHER PARTIES.

     The obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser. No recourse shall be had for the payment of any amount owing by the Purchaser under this Agreement or for the payment by the Purchaser of any fee in respect hereof or any other obligation or claim of or against the Purchaser arising out of or based upon this Agreement, against Wachovia or against any employee, officer, director, incorporator or stockholder of the Purchaser. For purposes of this SECTION 14.15, the term "Wachovia" shall mean and include Wachovia Bank, N.A. and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; PROVIDED, HOWEVER, that the Purchaser shall not be considered to be an affiliate of Wachovia for purposes of this paragraph. Each of the Seller, the Master Servicer and the Administrative Agent agree that the Purchaser shall be liable for any claims that such party may have against the Purchaser only to the extent the Purchaser has excess funds and to the extent such assets are insufficient to satisfy the obligations of the Purchaser hereunder, the Purchaser shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against the Purchaser. Any and all claims against the Purchaser or the Administrative Agent shall be subordinate to the claims of the holders of Commercial Paper and the Liquidity Banks.

     SECTION 14.16  SEVERABILITY OF PROVISIONS.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    LPAC CORP., as Seller

                                    By:    /s/   Scott E. Messel
                                           -------------------------------------
                                    Name:  Scott E. Messel
                                           -------------------------------------
                                    Title: Vice President and Treasurer
                                           -------------------------------------


                                    LENNOX INDUSTRIES INC., as Master Servicer

                                    By:    /s/   Scott E. Messel
                                           -------------------------------------
                                    Name:  Scott E. Messel
                                           -------------------------------------
                                    Title: Vice President and Treasurer
                                           -------------------------------------


                                    BLUE RIDGE ASSET FUNDING CORPORATION,
                                    as Purchaser

                                    By:  Wachovia Bank, N.A. as Attorney-in-Fact

                                    By:    /s/   Brian M. Mellone
                                           -------------------------------------
                                    Name:       Brian M. Mellone
                                           -------------------------------------
                                    Title:      Vice President
                                           -------------------------------------


                                    WACHOVIA BANK, N.A., as Administrative Agent

                                    By:    /s/   Kenny Karpowicz
                                           -------------------------------------
                                    Name:       Kenny Karpowicz
                                           -------------------------------------
                                    Title:      Vice President
                                           -------------------------------------

                                   APPENDIX A

                                   DEFINITIONS


     This is APPENDIX A to the Amended and Restated Receivables Purchase Agreement dated as of March 23, 2001 among LPAC Corp., as the Seller, Lennox Industries, Inc., as the Master Servicer, Blue Ridge Asset Funding Corporation, as the Purchaser, and Wachovia Bank, N.A., as the Administrative Agent (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"). Each reference in this APPENDIX A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

     A. DEFINED TERMS. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated below:

ADJUSTED DILUTION RATIO:  The 12-month rolling average of the Dilution Ratio.

ADMINISTRATIVE AGENT:  As defined in the preamble.

AFFECTED PARTY: Each of the Purchaser, each Liquidity Bank, any assignee or participant of the Purchaser or any Liquidity Bank, Wachovia, any successor to Wachovia, as Administrative Agent, or any sub-agent of the Administrative Agent.

AFFILIATE: With respect to any other Person controlling, controlled by, or under common control with, such Person.

AFFILIATED OBLIGOR: In relation to any Obligor, an Obligor that is an Affiliate of such Obligor.

ALLOCATION LIMIT:  As defined in SECTION 1.1.

ARMSTRONG:  Armstrong Air Conditioning Inc., an Ohio corporation.

ARMSTRONG COMMENCEMENT DATE:  March 23, 2001.

ASSET INTEREST: An undivided percentage ownership interest, determined from time to time as provided in SECTION 1.4(b), in (i) all then outstanding Pool Receivables and (ii) all Related Assets.

ASSET TRANCHE: At any time, a portion of the Asset Interest selected by the Administrative Agent pursuant to SECTION 2.1.

ASSURANCE AGREEMENT: The Assurance Agreement dated as of June 19, 2000 made by Lennox International, as the same may be amended, restated, supplemented or modified from time to time.

BANK RATE:  For any Yield Period with respect to any Asset Tranche:

          (a) in the case of any Yield Period other than a Yield Period described in CLAUSE (b) below, an interest rate PER ANNUM equal to the sum of (i) the Bank Rate Spread PER ANNUM, plus (ii) Eurodollar Rate (Reserve Adjusted) for such Yield Period;

          (b) in the case of

               (i) any Yield Period commencing on or prior to the first day of which the Purchaser or any Liquidity Bank shall have notified the Administrative Agent that (A) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Person to fund such Asset Tranche at the rate described in CLAUSE (a) above, or (B) due to market conditions affecting the interbank eurodollar market, funds are not reasonably available to such Person in such market in order to enable it to fund such Asset Tranche at the rate described in CLAUSE (a) above (and in the case of SUBCLAUSE (A) or (B) above, such Person shall not have subsequently notified the Administrative Agent that such circumstances no longer exist), or

               (ii) any Yield Period as to which the Administrative Agent does not receive notice or determine, by no later than 12:00 noon (Atlanta, Georgia time) on the third Business Day preceding the first day of such Yield Period, that the related Asset Tranche will be funded by Liquidity Fundings and not by the issuance of Commercial Paper Notes, an interest rate PER ANNUM equal to the Base Rate in effect from time to time during such Yield Period; it being understood that, in the case of PARAGRAPH (b)(i) above, such rate shall only apply to the Person affected by the circumstances described in such PARAGRAPH
          (b)(i).

BANK RATE SPREAD:  As defined in the Fee Letter.

BASE RATE: For any day, the rate per annum equal to the higher as of such day of
(a) the Prime Rate, or (b) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change. The Base Rate is not necessarily intended to be the lowest rate of interest determined by Wachovia in connection with extensions of credit.

BROKEN FUNDING COSTS: For any Asset Tranche which: (i) has its Invested Amount reduced without compliance by the Seller with the notice requirements hereunder or (ii) does not become subject to a reduction following the delivery of any notice pursuant to SECTION 3.2(b) or (iii) is assigned by the Purchaser to the Liquidity Banks under the Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs that would have accrued during the remainder of the tranche periods for Commercial Paper Notes or (as applicable) Earned Discount that would have accrued during the remainder of the Yield Periods determined by the Administrative Agent to relate to such Asset Tranche (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of CLAUSE (ii) above, the date such reduction was designated to occur pursuant to the notice) of the Invested Amount of such Asset Tranche if such reduction, assignment or termination had not occurred or such notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Invested Amount is allocated to another Asset Tranche, the amount of CP Costs or Earned Discount actually accrued during the remainder of such period on such Invested Amount for the new Asset Tranche, and
(y) to the extent such Invested Amount is not allocated to another Asset Tranche, the income, if any, actually received during the remainder of such period by the holder of such Asset Tranche from investing the portion of such Invested Amount not so allocated. All Broken Funding Costs shall be due and payable hereunder upon demand.

BUSINESS DAY: (i) with respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in New York, New York, and in Atlanta, Georgia and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York, or Atlanta, Georgia are authorized or obligated by law, executive order or governmental decree to be closed.

CAPITAL LEASE: At any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

CHANGE IN CONTROL:

     (a) in relation to either of the Master Servicer or Lennox International, the acquisition after the date hereof by any person or group of persons (within the meaning of SECTION 13 or 14 of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of issued and outstanding shares of the capital stock of such Person entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of such Person and having a then present right to exercise 50% or more of the voting power for the election of members of the board of directors of such Person attached to all such outstanding shares of capital stock of such Person, unless otherwise agreed in writing by the Administrative Agent; and

     (b) in relation to the Seller, the failure of Lennox International to own (directly or through wholly-owned Subsidiaries of Lennox International) 100% of the issued and outstanding shares of the capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of the Seller on a fully diluted basis.

CODE: The Internal Revenue Code of 1986, as the same may be amended from time to time.

COLLECTION ACCOUNT: The segregated account that may be established and maintained with Wachovia in the name of the Seller.

COLLECTION PERIOD:

          (a) the period from the date of the initial Purchase to the last day of the calendar month in which such date occurs; and

          (b) thereafter, each period from the last day of the next preceding Collection Period to the last day of the next following calendar month;

PROVIDED, HOWEVER, that the last Collection Period shall end on the Final Payout Date.

COLLECTIONS: With respect to any Receivable, all funds which either (a) are received by the Seller, the Originators or the Master Servicer from or on behalf of the related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, insurance payments that the Seller, the Originator or the Master Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are Deemed Collections; provided that, prior to such time as Lennox shall cease to be the Master Servicer, late payment charges, collection fees, extension fees and any other similar fees or expenses billed to and collected from an Obligor shall not be deemed to be Collections.

COMMERCIAL PAPER NOTES: The commercial paper promissory notes issued by the Purchaser in the commercial paper market.

CONTRACT: A contract between the Seller or the Originator and any Person, or an invoice sent or to be sent by the Seller or the Originator, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable. A `related Contract' or similar reference means rights to payment, collection and enforcement, and other rights under a Contract to the extent directly related to a Receivable in the Receivables Pool, but not any other rights under such Contract.

CP ACCRUAL PERIOD: Each Settlement Period during which any Asset Tranche is funded with Commercial Paper Notes.

CP COSTS: For each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper Note dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any investment of Purchaser pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Purchase, the principal associated with any such Purchase shall, during such period, be deemed to be funded by Purchaser in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal. Notwithstanding the foregoing, on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the CP Costs for each Asset Tranche funded through the issuance of Commercial Paper Notes shall equal the greater of (a) the amount determined for such day pursuant to the preceding two sentences, and (b) interest on the Invested Amount associated with such Asset Tranche a rate per annum equal to the Base Rate Plus 2% per annum.

CP RATE: With respect to any CP Accrual period, the rate per annum equivalent to the CP Costs accrued with respect to the Invested Amount allocated to any Asset Tranche funded with Commercial Paper Notes.

CREDIT AGREEMENT: That certain 364 Day Revolving Credit Facility Agreement dated as of January 25, 2000 by and among Lennox International as the borrower, certain financial institutions, as the lenders, and Chase Bank of Texas, National Association ("CHASE"), as administrative agent for the lenders, as such agreement may be amended, restated, substituted or replaced from time to time.

CREDIT AND COLLECTION POLICY: Collectively, those credit and collection policies and practices of the Originators and the Master Servicer relating to Contracts and Receivables as in effect on the date of this Agreement in the forms of EXHIBIT C-1 and C-2 hereto, as may hereafter be modified without violating
SECTION 7.3(c), but subject to compliance with applicable tariffs or state regulations in effect from time to time.

CREDIT EVENT: The earliest of (i) an Event of Bankruptcy with respect to Lennox International, (ii) an Event of Bankruptcy with respect to Lennox or (iii) any event described in SUBSECTION (d) of SECTION 10.1 hereof.

CUT-OFF DATE:  The last day of each Collection Period.

DAYS SALES OUTSTANDING or DSO: As of any day, an amount equal to the product of
(a) 91 and (b) a fraction the numerator of which is the aggregate Unpaid Balance of Pool Receivables as of the most recent Cut-Off Date and the denominator of which is the aggregate dollar amount of Receivables generated by the Originators during the three Collection Periods including and immediately preceding such Cut-Off Date.

DEEMED COLLECTIONS:  As defined in SECTION 3.2(a).

DEFAULT HORIZON RATIO: As of any Cut-Off Date, the ratio (expressed as a percentage) of (i) the aggregate sales of the Originators during the immediately preceding six Collection Periods ending on such Cut-Off Date divided by (ii) the Net Pool Balance on such Cut-Off Date.

DEFAULT RATIO: Means at any time, an amount (expressed as a percentage) equal to a fraction the numerator of which is equal to the sum of Eligible Receivables that became Defaulted Receivables during the immediately preceding Collection Period, and the denominator of which is the amount of sales generated during the Collection Period six months prior to the immediately preceding Collection Period.

DEFAULTED RECEIVABLE: Means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original due date for such payment, (b) as to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereof.

DELINQUENCY RATIO: At any time, the ratio (expressed as a percentage) computed as of the Cut-Off Date for the next preceding Collection Period by dividing (x) the aggregate Unpaid Balance of all Pool Receivables that are Delinquent Receivables on such Cut-Off Date by (y) the aggregate Unpaid Balance of Pool Receivables on such Cut-Off Date.

DELINQUENT RECEIVABLE: A Pool Receivable (a) that is not a Defaulted Receivable and (b) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.

DILUTION: The amount of any reduction or cancellation of the Unpaid Balance of a Pool Receivable as described in SECTION 3.2(a).

DILUTION HORIZON RATIO: As of any date, the percentage equivalent of a fraction, the numerator of which is the aggregate dollar amount of all Receivables generated by the Originators during the most recent Collection Period and the denominator of which is the Net Pool Balance as of the most recent Cut-Off Date.

DILUTION RATIO: As of any Cut-Off Date, the percentage equivalent of a fraction, the numerator of which is the aggregate dollar amount of Dilutions that occurred during the Collection Period ending on such date and the denominator of which is the aggregate dollar amount of all Receivables originated by the Originators during such Collection Period.

DILUTION RESERVE: The product of (a) the sum of (i) the product of (A) 2 and (B) the Adjusted Dilution Ratio and (ii) the Dilution Volatility Component and (b) the Dilution Horizon Ratio.

DILUTION VOLATILITY COMPONENT: The product of (a) the positive excess, if any, of (i) the highest three month rolling average Dilution Ratio over the past 12 months over (ii) the Adjusted Dilution Ratio and (b) a fraction, the numerator of which is the highest three month rolling average Dilution Ratio over the past 12 months and the denominator of which is the Adjusted Dilution Ratio.

DOLLARS:  Means dollars in lawful money of the United States of AmericA.

DOWNGRADED LIQUIDITY BANK: A Liquidity Bank with respect to which a Downgrading Event shall have occurred.

DOWNGRADING EVENT: With respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by Standard & Poor's Ratings Group, or (ii) P-1 by Moody's.

EARNED DISCOUNT: For any Yield Period for any Asset Tranche funded with a Liquidity Funding:

                         IA x ER x ED + LF
                         ------------
                             360

where:

          IA   = the daily average (calculated at the close of business each day) of the Invested Amount in such Asset Tranche during such Yield Period,

          ER   = the Earned Discount Rate for such Yield Period,

          ED   = the actual number of days elapsed during such Yield Period, and

          LF   = the Liquidation Fee, if any, during such Yield Period.

EARNED DISCOUNT RATE: For any Yield Period for any Asset Tranche funded by a Liquidity Funding, the Bank Rate for such Asset Tranche and such Yield Period.

PROVIDED, HOWEVER, that on any day when any Liquidation Event or an Unmatured Liquidation Event shall have occurred and be continuing, the Earned Discount Rate for each Asset Tranche (including without limitation, Asset Tranches funded through the issuance of Commercial Paper Notes) shall mean a rate PER ANNUM equal to the Base Rate plus 2% PER ANNUM.

ELIGIBLE RECEIVABLE:  At any time, a Receivable:

     (a) which is a Pool Receivable arising out of the sale by an Originator in the ordinary course of its business that has been sold or contributed to the Seller pursuant to the Sale Agreement in a "true sale" transaction;

     (b) as to which the perfection of the Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code - Secured

Transactions is in force, and which constitutes an "account" as defined in the Uniform Commercial Code as in effect in such jurisdiction;

     (c) the Obligor of which is a resident of the United States, or any of its possessions or territories and is not an Affiliate or employee of any Seller Party;

     (d) which is not a Defaulted Receivable;

     (e) with regard to which the representations and warranties of the Seller set forth in SECTION 6.1(l) are true and correct; --------------

     (f) the sale of an undivided interest in which does not contravene or conflict with any law;

     (g) which is denominated and payable only in Dollars in the United States;

     (h) which arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever, PROVIDED, HOWEVER, that if such dispute, offset, counterclaim or defense affects only a portion of the Unpaid Balance of such Receivable then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Unpaid Balance which is not so affected;

     (i) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

     (j) which satisfies in all material respects all applicable requirements of the applicable Originator's Credit and Collection Policy;

     (k) which, according to the Contract related thereto, is due and payable within 120 days from the invoice date of such Receivable;

     (l) not more than 35% of the aggregate Unpaid Balance of all Receivables of the Obligor of which are Defaulted Receivables;

     (m) the original term of which has not been extended and the Unpaid Balance of which has not been adjusted more than one time;

     (n) the Obligor of which is not a Governmental Authority as to which the assignment of receivables owing therefrom requires compliance with the Federal Assignment of Claims Act or other similar Legislation (unless the Seller has complied therewith); and

     (o) which is not classified by the "Terms Description" of the related Originator's Credit and Collection Policy or any other internal classification procedures utilized by such Originator as (i) "Authorizer," (ii) "Cash Application," (iii) "Check in Progress," (iv) "COD- Certified Check," (v) "COD-Company Check," (vi) "Consignment Shipment," (vii) "Direct Pay," (viii) "Due Immediately," (ix) "Gratis," (x) "Invoice to be Considered," (xi) "Paid in Advance," (xii) "Payroll Deduction," (xiii) "Warrant Gratis," (xiv) "Warranty Parts," or (xv) any other classification now existing or hereinafter created that has the same or any similar definition as any of the foregoing;

ERISA: The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA AFFILIATE: Any trade or business (whether or not incorporated) that is a member of a group of which the Master Servicer is a member and which is treated as a single employer under SECTION 414 of the Code.

EURODOLLAR BUSINESS DAY: A day of the year as defined in CLAUSE (i) of the definition of Business Day.

EURODOLLAR RATE: For any Yield Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the related Liquidity Funding offered for a term comparable to such Yield Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, two Eurodollar Business Days prior to the first day of such Yield Period, provided that if no such offered rates appear on such page, the Eurodollar Rate for such Yield Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two Eurodollar Business Days prior to the first day of such Yield Period, for deposits in Dollars offered by leading European banks for a period comparable to such Yield Period in an amount comparable to the principal amount of such Liquidity Funding.

EURODOLLAR RATE (RESERVE ADJUSTED): With respect to any Yield Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable Eurodollar Rate for such Yield Period by (ii) 1.0 minus the Eurodollar Reserve Percentage.

EURODOLLAR RESERVE PERCENTAGE: With respect to any Yield Period, the maximum reserve percentage, if any, applicable to the Liquidity Bank under Regulation D during such Yield Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be applicable) for determining the Liquidity Bank's reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Yield Period consisting or included in the computation of "Eurocurrency Liabilities" pursuant to Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by the Liquidity Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the "London Interbank Offered Rate" or "LIBOR" is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

EVENT OF BANKRUPTCY:  With respect to a Person if either:


     (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

     (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

EXCESS CONCENTRATION AMOUNT: As of any date, the sum of the amounts by which the aggregate Unpaid Balance of Receivables of each Obligor exceeds the Obligor Concentration Limit for such Obligor.

EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

EXCESS WEIGHTED AVERAGE TERM AMOUNT: On any day on which the Weighted Average Term shall exceed 60 days, the aggregate of the Unpaid Balances, on such day, of such Eligible Receivables that, were the then Eligible Receivables with the longest terms (beginning with the Eligible Receivable(s) with the longest term and working backwards toward the Eligible Receivable(s) with the shortest term) deemed to not be Eligible Receivables on such day, would cause the Weighted Average Term not to exceed 60 days on such day.

EXISTING AGREEMENT:  As defined in the PREAMBLE.

FACE AMOUNT: With respect to any Commercial Paper Note, (i) the face amount stated thereon in the case of any Commercial Paper Note issued on a discount basis and (ii) the principal amount stated thereon plus the amount of all interest scheduled to accrue on such Commercial Paper Note through its stated maturity date in the case of any Commercial Paper Note issued on an interest bearing basis.

FEDERAL FUNDS RATE: For any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as reasonably determined by the Administrative Agent.

FEDERAL RESERVE BOARD: The Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

FEE LETTER:  As defined in SECTION 4.1.

FINAL PAYOUT DATE: The date following the Termination Date on which the Invested Amount shall have been reduced to zero and all other amounts payable by the Seller under the Transaction Documents shall have been paid in full.

FUNDING TERMINATION DATE:  The earliest of the following:

     (a) 364 days following the date hereof, or such later date as may, from time to time, be agreed to in writing by the Administrative Agent;

     (b) the Administrative Agent declares a Funding Termination Date in a notice to the Seller in accordance with SECTION 10.2(a); or

     (c) in accordance with SECTION 10.2(b), the Funding Termination Date occurs automatically.

GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.

GOVERNMENTAL AUTHORITY: Any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

GUARANTY: With respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

     (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase of payment of such Indebtedness or obligation;

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

     (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect of thereof. In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

HEATCRAFT:  Heatcraft Inc., a Mississippi corporation.

HEATCRAFT TECHNOLOGIES:  Heatcraft Technologies Inc., a Delaware corporation

INDEBTEDNESS: With respect to any Person shall mean, at any time, without duplication:

     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money, but excluding in any event obligations in respect of (i) trade or commercial letters of credit issued for the account of such Person in the ordinary course of its business and (ii) stand-by letters of credit issued to support obligations of such Person that are not of a type described in any of CLAUSES (a), (b), (c), (d), (f) or (g);

     (f) Swaps of such Person; and

     (g) any Guaranty of such Person with respect to liabilities of a type described in any of CLAUSES (a) through (f) hereof.

     Indebtedness of any Person shall include all obligations of such Person of the character described in CLAUSES (a) through (g) above to the extent such Person remains legally liable in respect hereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

INDEMNIFIED AMOUNTS:  As defined in SECTION 13.1.

INDEMNIFIED PARTY:  As defined in SECTION 13.1.

INDEPENDENT DIRECTOR:   As defined in SECTION 7.4.

INFORMATION PACKAGE:  As defined in SECTION 3.1(a).

INITIAL CUT-OFF DATE:  May 31, 2000.

INITIAL DUE DILIGENCE AUDITOR: Such person designated by the Administrative Agent as the initial due diligence auditor.

INITIAL SELLER NOTE:  As defined in the Sale Agreement.

INVESTED AMOUNT: At any time with respect to the Asset Interest an amount equal to (a) the aggregate of the amounts theretofore paid to Seller for Purchases pursuant to SECTIONs 1.1 and 1.2, less (b) the aggregate amount of Collections theretofore received and actually distributed to the Investors on account of such Invested Amount pursuant to SECTION 1.3.

INVESTORS:  The Purchaser and the Liquidity Banks.

LENNOX:  As defined in the Preamble.

LENNOX INTERNATIONAL:  Lennox International Inc., a Delaware corporation.

LIEN: With respect to any Person, any mortgage, lien, pledge, charge, security interest, or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

LIQUIDATION EVENT:  As defined in SECTION 10.1.

LIQUIDATION FEE: For each Asset Tranche (or portion thereof) funded through a Liquidity Funding for each day in any Yield Period (computed without regard to CLAUSE (iii) of the proviso of the definition of "Yield Period"), the amount, if any, by which:

     (a) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of the Purchaser's Tranche Investment with respect to such Asset Tranche during such Yield Period (as so computed) if such reductions had not been made, exceeds

     (b) the income, if any, received by the Purchaser from investing the proceeds of such reductions of the Purchaser's Tranche Investment.

LIQUIDATION PERIOD: The period commencing on the date on which a Liquidation Event has occurred or is continuing and the Administrative Agent shall have notified Seller and the Master Servicer in writing that the Liquidation Period has commenced, and ending on the Final Payout Date; PROVIDED, HEREUNDER, upon the occurrence of a Liquidation Event described in SECTION 10.1(e), the Liquidation Period shall commence automatically.

LIQUIDITY AGENT: Wachovia, as agent for the Liquidity Banks under the Liquidity Agreement, or any successor to Wachovia in such capacity.

LIQUIDITY AGREEMENT: The Liquidity Asset Purchase Agreement dated as of the date hereof among Purchaser, Wachovia, as Administrative Agent, Wachovia, as Liquidity Agent, and Wachovia and/or one or more other banks or other financial institutions, as Liquidity Banks, and any other agreement hereafter entered into by the Purchaser providing for the making of loans, purchase of assets or other extensions of credit to the Purchaser secured by a direct or indirect security interest in the Asset Interest (or any portion thereof), to support all or part of the Purchaser's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Purchaser's investments in accounts receivable or other financial assets, and under which the amount available from such extensions of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of deal-specific credit enhancement available with respect thereto, as such Liquidity Agreement or other agreement may be amended, supplemented or otherwise modified from time to time.

LIQUIDITY BANK: The commercial lending institutions that are at any time parties to the Liquidity Agreement as liquidity providers thereunder.

LIQUIDITY FUNDING: A purchase made by the Liquidity Bank (or simultaneous purchases made by the Liquidity Banks) pursuant to the Liquidity Agreement.

LOCKBOX ACCOUNT: An account maintained for the purpose of receiving Collections at a bank or other financial institution which has executed a Lockbox Account.

LOCKBOX AGREEMENT: A letter agreement, in substantially the form of EXHIBIT A-1, among the Master Servicer, the Purchaser, the Administrative Agent, the Seller and any Lockbox Bank.

LOCKBOX BANK: Any of the banks holding one or more lockboxes or Lockbox Accounts receiving Collections from Pool Receivables.

LOSS RESERVE: At any time, means the product of (a) two and (b) the highest rolling three month average Default Ratio during the immediately preceding twelve (12) months and (b) the most recently calculated Default Horizon Ratio.

MANDATE LETTER: As defined in SECTION 4.1.

MASTER SERVICER: As defined in the preamble.

MATERIAL ADVERSE EFFECT: With respect to any event or circumstance, a material adverse effect on:

     (a) (i) the assets, operations, business or financial condition of the Seller or (ii) the business, assets, operations or financial condition of Lennox International and its Subsidiaries, taken as a whole, which could reasonably be expected to have a material adverse effect on the creditworthiness of any Originator;

     (b) the ability of the Seller, the Master Servicer, any Originator or any Affiliate thereof to perform in all material respects its obligations under this Agreement or any other Transaction Document; or

     (c) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Receivables Pool; or

     (d) the status, existence, perfection, priority or enforceability of the Secured Parties' and the Administrative Agent's interest in the Receivables Pool.

MATERIAL INDEBTEDNESS: Indebtedness, the aggregate principal amount of which is greater than $25,000,000.

MOODY'S:  Moody's Investors Service, Inc.

NET POOL BALANCE: On any date, an amount equal to (i) the aggregate Unpaid Balance of all Eligible Receivables in the Receivables Pool on such date, minus
(ii) the Excess Concentration Amount on such date, minus (iii) the Excess Weighted Average Term Amount on such day.

NET WORTH: With respect to the Seller on any date, an amount equal to the aggregate Unpaid Pool Balance of all Pool Receivables MINUS the sum of (i) the Unpaid Balance of all Defaulted Receivables on such day, (ii) the aggregate amount outstanding on the Initial Seller Notes on such day and (iii) an amount equal to the Net Pool Balance TIMES the Asset Interest on such day.

OBLIGOR: A Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

OBLIGOR CONCENTRATION LIMIT: At any time, in relation to the aggregate Unpaid Balance of Receivables owed by any single Obligor and its Affiliated obligors (if any):

     (a) for Obligors who have a short term unsecured debt rating currently assigned to them by either S&P or Moody's, the applicable concentration limit shall be determined according to the following table (and, if such Obligor is rated by both S&P and Moody's and has a split rating, the applicable rating will be the lower of the two):


                                            Allowable % of
      S&P Rating         Moody's Rating    Eligible Receivables
      ----------         --------------    --------------------
          A-1+                 P-1                   10%
          A-1                  P-1                   8%
          A-2                  P-2                   6%
          A-3                  P-3                   3%

If such Obligor is rated by only S&P, the applicable rating will be deemed to be one ratings tier below the actual rating by S&P, and, if such Obligor is rated by only Moody's, the applicable rating will be deemed to be one ratings tier below the actual rating by Moody's, it being understood that if, for example, Moody's has assigned a P-1 rating to such Obligor and S&P has not rated it, the applicable rating will be deemed to be P-2.

     (b) for Obligors who do not have a debt rating listed above or who are not rated, 2% of the aggregate Unpaid Balance of Eligible Receivables at such time.

PROVIDED, HOWEVER that at the Originator's request and in the Administrative Agent's sole discretion, the Administrative Agent may permit certain obligors to have an Obligor Concentration Limit in excess of those described in CLAUSES (a) and (b) above ("SPECIAL OBLIGOR"); PROVIDED that any such Special Obligor designation shall not take effect without the confirmation of approval to the Administrative Agent by each of Moody's and S&P of such designation.

ORIGINATOR: Each of Lennox, Heatcraft and Armstrong in their capacity as originators under the Sale Agreement.

OUTSTANDING BALANCE: With respect to any Receivable, the outstanding balance of such Receivable in Dollars.

PERSON: An individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

PLAN: Any pension plan subject to the provisions of Title IV of ERISA or SECTION 412 of the Code which is maintained for employees of Lennox or any ERISA Affiliate.

POOL RECEIVABLE:  A Receivable in the Receivables Pool.

POOLED COMMERCIAL PAPER: Commercial Paper Notes of Purchaser subject to any pooling arrangement by Purchaser, but excluding Commercial Paper Notes issued by Purchaser for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Purchaser.

PREFERRED STOCK: Any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

PRIME RATE: Refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

PROGRAM FEE:  As defined in the Fee Letter.

PURCHASE:  As defined in SECTION 1.1.

PURCHASE LIMIT:  As defined in SECTION 1.1.

PURCHASER:  As defined in the preamble.

PURCHASER'S SHARE: With respect to any amount, at any time, the lesser of (i) the most recently calculated Asset Interest and (ii) 100%.

PURCHASER'S TRANCHE INVESTMENT: In relation to any Asset Tranche, the amount of the Invested Amount allocated by the Administrative Agent to that Asset Tranche pursuant to SECTION 2.1, provided, that at all times the aggregate amounts allocated to all Asset Tranches shall equal the Invested Amount.

QUALIFYING LIQUIDITY BANK: A Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by Standard & Poor's and (ii) P-1 by Moody's.

RECEIVABLE: Any right to payment from a Person (other than an Affiliate), whether constituting an account, chattel paper, instrument or general intangible and includes the right to payment of any interest or finance charges and other amounts with respect thereto.

RECEIVABLES POOL: At any time all then outstanding Receivables which have been sold or contributed as capital, or purported to have been sold or contributed as capital, by an Originator to the Seller, other than those reconveyed to an Originator pursuant to SECTION 3.5 of the Sale Agreement.

REGULATION D: Regulation D of the Federal Reserve Board, as the same may be amended or supplemented from time to time.

REGULATORY CHANGE: Any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Liquidity Banks) of or under any United States (federal, state or municipal) or foreign, laws, or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

REINVESTMENT:  As defined in SECTION 1.3(a)(iii).

RELATED ASSETS: (a) all rights to, but not any obligations under, all related Contracts and other Related Security related to any Pool Receivables, (b) all rights and interests of the Seller under the Sale Agreement in relation to any Pool Receivables, (c) all books and records evidencing or otherwise relating to any Pool Receivables, (d) all Lockbox Accounts and all cash and investments therein, to the extent constituting or representing the items in the following CLAUSE (e) and (e) all Collections in respect of, and other proceeds of, any Pool Receivables or any other Related Assets.

RELATED SECURITY: With respect to any Pool Receivable, all of the Seller's (in the case of usage in the Receivables Purchase Agreement) or the Originator's (in the case of usage in the Sale Agreement) right, title and interest in and to:
(a) all Contracts that relate to such Pool Receivable; (b) all merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable; (c) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Pool Receivable (but only to the extent of the interest of the Purchaser in the respective Pool Receivable); (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (f) all insurance policies, and all claims thereunder, related to such Pool Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Pool Receivable. The interest of the Purchaser in any Related Security is only to the extent of the Purchaser's undivided percentage interest, as more fully described in the definition of Asset Interest.

REPORTABLE EVENT: Any reportable event as defined in SECTION 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subSECTION (m) or (o) of SECTION 414 of the Code).

REPORTING DATE:  As defined in SECTION 3.1(a).

REQUIRED RESERVE: On any day during a Collection Period, an amount equal to the product of (i) the Required Reserve Factor and (ii) the Net Pool Balance.

REQUIRED RESERVE FACTOR: On any day during a Collection Period, the greater of
(a) the Required Reserve Factor Floor and (b) the sum of (i) the Loss Reserve,
(ii) the Dilution Reserve, (iii) the Yield Reserve, and (iv) the Servicing Reserve.

REQUIRED RESERVE FACTOR FLOOR:  13.0%.

REVOLVING PERIOD: Means the period beginning on June 19, 2000 and ending on the earlier of (a) June 19, 2003 and (b) the Termination Date.

S&P:  Standard & Poor's Ratings Service.

SALE AGREEMENT: The Purchase and Sale Agreement dated as of June 19, 2000 among the Originators and the Seller as it may be amended, supplemented or otherwise modified.

SEC: The Securities and Exchange Commission.

SECURED PARTIES: The Purchaser, the Administrative Agent, the Indemnified Parties and the Affected Parties.

SELLER: As defined in the preamble.

SELLER INFORMATION: As defined in SECTION 14.7(a).

SELLER INFORMATION PROVIDER:  As defined in SECTION 14.7(a).

SELLER PARTY:  As defined in the preamble.

SELLER'S SHARE: With respect to any amount means 100% minus the lesser of (i) the most recently calculated Asset Interest and (ii) 100%.

SERVICER DEFAULT:  As defined in SECTION 8.4.

SERVICER TRANSFER EVENT:  As defined in SECTION 8. 1(b).

SERVICING FEE: Accrued for any day in a Collection Period means: (a) an amount equal to the product of (i) the Servicing Fee rate, (ii) the aggregate Unpaid Balance of the Pool Receivables at the close of business on the first day of such Collection Period, and (iii) 1/360; or (b) on and after the Master Servicer's reasonable request made at any time when Lennox shall no longer be Master Servicer, an alternative amount specified by Master Servicer not exceeding (i) 110% of Master Servicer's costs and expenses of performing its obligations under the Agreement during the Collection Period when such day occurs divided by (ii) the number of days in such Collection Period.

SERVICING FEE RATE:  1.00% per annum.

SERVICING RESERVE: The product of (a) the Servicing Fee Rate and (b) a fraction, the numerator of which is the Twelve Month DSO and the denominator of which is 360.

SETTLEMENT DATE:  Two Business Days following each Reporting Date.

SPECIAL OBLIGOR:  As defined in the definition of Obligor Concentration Limit.

STRUCTURING FEE:  As defined in the Fee Letter.

SUBSIDIARY: With respect to any Person means (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

SUCCESSOR NOTICE:  As defined in SECTION 8.1(b).

SWAPS: With respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purpose of this Agreement, the amount of the obligation under any Swap shall be an amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

TERMINATION DATE:  The earliest of:

     (a) the date of termination (whether by scheduled expiration, termination on default or otherwise) of the Liquidity Banks' commitments under the Liquidity Agreement (unless such commitments are renewed, extended or replaced on or before such date);

     (b) the Funding Termination Date;

     (c) the date designated by the Seller as the "Termination Date" on not less than thirty (30) days' notice to the Administrative Agent, provided that on such date the Invested Amount has been reduced to zero, all accrued Earned Discount, CP Costs, Broken Funding Costs and fees have been paid in full and all other amounts due to the Purchaser and the Administrative Agent have been paid in full; and

     (d) the date on which any of the following shall occur:

          (i) A Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 45 days, (x) the Downgraded Liquidity Bank shall not have been replaced by a Qualifying Liquidity Bank pursuant to a Liquidity Agreement in form and substance acceptable to the Purchaser and the Administrative Agent, and (y) the commitment of such Downgraded Liquidity Bank under the Liquidity Agreement shall not have been funded or collateralized in such a manner that such Downgrading Event will not result in a reduction or withdrawal of the credit rating applied to the Commercial Paper Notes by any of the rating agencies then rating the Commercial Paper Notes; or

          (ii) Purchaser shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

TERMINATION NOTICE:   As defined in SECTION 8.4.

THRESHOLD AMOUNT: $3,900,000, or such other amount to which the Administrative Agent may agree in writing from time to time.

TRANSACTION DOCUMENTS: This Agreement, the Lockbox Agreements, the Sale Agreement, the Assurance Agreement, the Fee Letter, the Mandate Letter and the other documents to be executed and delivered in connection herewith.

TRANSACTION FEES: Subject to the limitations set forth in the Fee Letter, all reasonable expenses of the Administrative Agent incurred in connection with the consummation of this Agreement and each other Transaction Document, including but not limited to (i) the legal fees of Kilpatrick Stockton LLP, counsel to the Administrative Agent, (ii) expenses incurred in connection with any due diligence audit and (iii) out-of-pocket expenses of the Administrative Agent.

TWELVE MONTH DSO: For any day, the highest Days Sales Outstanding that occurred during the twelve (12) month period ending on such date of calculation.

UCC: The Uniform Commercial Code, as from time to time in effect in the applicable jurisdiction or jurisdictions.

UNMATURED LIQUIDATION EVENT: Any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

UNPAID BALANCE: With respect to any Receivable means at any time the unpaid amount thereof, but excluding all late payment charges, delinquency charges and extension or collection fees.

UNUSED FEE:  As defined in the Fee Letter.

WEIGHTED AVERAGE TERM: On any day, the weighted average of the stated terms of all Eligible Receivables, weighted on the basis of the Unpaid Balance of each such Receivable, as of such date of calculation.

YIELD PERIOD: With respect to any Asset Tranche funded by a Liquidity Funding,

     (a) the period commencing on the date of the initial Purchase of the Asset Interest, the making of such Liquidity Funding or the creation of such Asset Tranche pursuant to SECTION 2.1 (whichever is latest) and ending such number of days thereafter as the Administrative Agent shall select; and

     (b) each period commencing on the last day of the immediately preceding Yield Period for the related Asset Tranche and ending such number of days thereafter as the Administrative Agent shall select;

PROVIDED, HOWEVER, that

          (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Asset Tranche shall be accruing Earned Discount at a rate determined by reference to Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

          (ii) in the case of Yield Periods of one day for any Asset Tranche,
     (A) the initial Yield Period shall be the date such Yield Period commences as described in CLAUSE (a) above; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

          (iii) in the case of any Yield Period for any Asset Tranche which commences before the Termination Date and would otherwise end on a date occurring after such Termination Date, such Yield Period shall end on such Termination Date and the duration of each such Yield Period which commences on or after the Termination Date for such Asset Tranche shall be of such duration as shall be selected by the Administrative Agent.

YIELD RESERVE: On any date of determination, the product of (a) 1.5, (b) the Base Rate and c) a fraction the numerator of which is the Twelve Month DSO and the denominator of which is 360.

     B. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in ----------- Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     C. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                 SCHEDULE 6.1(i)

                    DESCRIPTIONS OF MATERIAL ADVERSE CHANGES


SELLER:   None




ORIGINATORS:

          LENNOX:  None

          HEATCRAFT:  None

          ARMSTRONG:  None

                                 SCHEDULE 6.1(n)

      LIST OF OFFICES OF MASTER SERVICER AND SELLER WHERE RECORDS ARE KEPT


SELLER

LPAC Corp.
2140 Lake Park Blvd.
Richardson, TX 75080-2254

MASTER SERVICER

Lennox Industries Inc.
2100 Lake Park Blvd.
Richardson, TX 75080-2254

400 Norris Glen Road
Etobicoke, ON Canada M9C 1H5

Heatcraft Inc.
     ADP Plant
     1995 Air Industrial Park Road
     Grenada, MS 38901

     Heat Transfer Division
     3984 Highway 51 South
     Grenada, MS 38901

     HRPD
     2175 West Park Place Blvd.
     Stone Mountain, GA 30087

     Electrical Products Division
     315 Murfreesboro Street
     Murfreesboro, TN 37127

Armstrong Air Conditioning Inc.
421 Monroe Street
Bellevue, OH 44811

                                 SCHEDULE 6.1(o)

                              LIST OF LOCKBOX BANKS
                      MAIN OFFICE ADDRESS & ACCOUNT NUMBER


Chase Bank of Texas, N.A.
P.O. Box 660197
Dallas, TX 75266-0197
Lennox Industries Inc.
Lockbox Account No. 07300186205

The Northern Trust Company
50 South LaSalle Street
Chicago, IL 60675
Lennox Industries Inc.
Lockbox Account No. 30996733

The Northern Trust Company
50 South LaSalle Street
Chicago, IL  60675
Heatcraft - Grenada
Lockbox Account No. 30184182

Wachovia Bank, N.A.
191 Peachtree Street, N.E.
Atlanta, GA 30303
Heatcraft - Stone Mountain, Danville, Tifton
Lockbox Account No. 1868075223

Wachovia Bank, N.A.
191 Peachtree Street, N.E.
Atlanta, GA 30303
Heatcraft - Grenadaockbox Account No. 1868019492

Bank One, NA
1717 Main Street, 3rd Floor
Dallas, TX  75201-7322
Armstrong Airconditioning Inc.
Lockbox Account No. 1065390

                                  SCHEDULE 14.2

                                NOTICE ADDRESSES


Seller:
     LPAC Corp.
     Mail:               P. O. Box 799900
                         Dallas, TX  75379-9900
     Physical Address:   2140 Lake Park Blvd.
                         Richardson, TX  75080-2254
     Attention:          Scott Messel, Vice President and Treasurer
     Phone No.:          972-497-6818
     Facsimile No.:      972-497-6940

Servicers:

     Lennox Industries Inc.
     Mail:               P. O. Box 799900
                         Dallas, TX  75379-9900
     Physical Address:   2100 Lake Park Blvd.
                         Richardson, TX  75080-2254
     Attention:          Michael E. Kinney, Controller, North American Sales
     Phone No.:          972-497-5363
     Facsimile No.:      972-497-5254

     Physical Address:   400 Norris Glen Road
                         Etobicoke,  ON, Canada  M9C 1H5

     Heatcraft Inc.
     Mail:               P. O. Box 948
                         Grenada, MS  38902-0948
     Physical Address:   3984 Highway 51 South
                         Grenada, MS  38901
     Attention:          Lowell Fry, Group Controller and
                         HTD Vice President - Administration
     Phone No.:          601-229-2258
     Facsimile No.:      601-229-2226

     Armstrong Air Conditioning Inc.
               Mail:     421 Monroe Street
                         Bellevue, OH  44811
     Physical Address:   421 Monroe Street
                         Bellevue, OH  44811

     Attention:          David L. Inman, Controller
     Phone No.:          419-483-4840, extension 2312
     Facsimile No.:      419-483-4942

COPIES TO:

     Carl E. Edwards, Jr., General Counsel
     Lennox International Inc.
     Mail:               P. O. Box 799900
                         Dallas, TX  75379-9900
     Physical Address:   2140 Lake Park Blvd.
                         Richardson, TX  75080-2254
     Facsimile No.:      972-497-5268

     Scott Messel, Vice President and Treasurer
     Lennox International Inc.
     Mail:               P. O. Box 799900
                         Dallas, TX   75379-9900
     Physical Address:   2140 Lake Park Blvd.
                         Richardson, TX  75080-2254
     Facsimile No.:      972-497-6940

Purchaser:

Blue Ridge Asset Funding Corporation
c/o:  Wachovia Bank, N.A., as Administrative Agent
100 North Main Street
Winston-Salem, NC 27150
Attention:  John Dillon

Administrative Agent:

Wachovia Bank, N.A.
191 Peachtree Street, Suite 423
Atlanta, GA 30303
Attention:  Elizabeth Wagner
Facsimile No.:  404-332-5152
Telephone No.:  404-332-1398

                                 XHIBIT 1.2 (a)

                            FORM OF PURCHASE REQUEST


Wachovia Bank, N.A.
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303
Attention:  Elizabeth Wagner

Ladies and Gentlemen:

Reference is made to the Amended and Restated Receivables Purchase Agreement dated as of March 23, 2001 (as amended, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT") among LPAC Corp., as the Seller, Lennox Industries Inc., as the Master Servicer (and together with Seller, collectively referred to as the "SELLER PARTIES"), Blue Ridge Asset Funding Corporation, as purchaser (the "PURCHASER") and Wachovia Bank N.A., as administrative agent for Purchaser (the "ADMINISTRATIVE AGENT"). Capitalized terms defined in the Purchase Agreement are used herein with the same meanings.

     I. Each of the Seller Parties hereby certifies, represents and warrants to the Purchaser and the Administrative Agent that on and as of the Purchase Date (as hereinafter defined):

     (a) all applicable conditions precedent set forth in Article V of the Purchase Agreement have been satisfied;

     (b) each of its respective representations and warranties contained in
SECTION 6.1 of the Purchase Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date;

     (c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes a Liquidation Event or Unmatured Liquidation Event;

     (d) after giving effect to the requested Purchase, the Invested Amount will not exceed the available Purchase Limit, and the Asset Interest will not exceed the Allocation Limit; and

     (e) the Termination Date shall not have occurred.

     II. The undersigned, as Seller hereby requests that the Purchaser make a Purchase on ----------, ------- (the "PURCHASE DATE") as follows:

           $        -    Face value of maturing CP
           $        -    Principal paydown by Seller
           $        -    Discount to be paid by Seller
           ---------

          $         -    Minimum net proceeds needed from rolling CP to effect
                         Purchase in required amount
          $         -    Requested face value CP to mature on---------
          $         -    Requested face value CP to mature on ---------
          ---------
          $         -    aggregate requested face value CP to be issued on
                         Purchase Date


     IN WITNESS WHEREOF, the Seller and the Master Servicer have caused this Purchase Request to be executed and delivered as of this ----- day of -----------, -----.

                                    LPAC Corp., as Seller

                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    Lennox Industries Inc., as Master Servicer

                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

                                 EXHIBIT 3.1(a)

                           FORM OF INFORMATION PACKAGE

                                   EXHIBIT A-1

                            FORM OF LOCKBOX AGREEMENT

                           [LETTERHEAD OF ORIGINATOR]

                           --------------, -------, 200-

[LOCKBOX BANK]

Ladies and Gentlemen:

Reference is made to our Lockbox account no. _____________ maintained with you (the "ACCOUNT") pursuant to a Lockbox agreement between the undersigned and you, the terms and conditions of which are incorporated herein by reference (the "LOCKBOX AGREEMENT"). Pursuant to a Purchase and Sale Agreement, dated as of June 19, 2000, as amended, supplemented or otherwise modified from time to time, among the undersigned, as seller, and LPAC Corp., as purchaser, we have sold and/or may hereafter sell to LPAC Corp. certain of the accounts, chattel paper, instruments or general intangibles (collectively, "RECEIVABLES") with respect to which payments are or may hereafter be made to the Account. Pursuant to a Receivables Purchase Agreement, dated as of June 19, 2000 (as amended, supplemented or otherwise modified from time to time, the "RECEIVABLES PURCHASE AGREEMENT"), among LPAC Corp., as seller, Lennox Industries Inc., as master servicer ("MASTER SERVICER") (LPAC Corp. and the Master Servicer being referred to hereinafter collectively as the "SELLER PARTIES"), Blue Ridge Asset Funding Corporation ("BLUE RIDGE"), as purchaser and Wachovia Bank, N.A., as administrative agent (the "ADMINISTRATIVE AGENT"), LPAC Corp. has assigned and/or may hereafter assign to Blue Ridge an undivided percentage interest in the Receivables.

For purposes of this letter agreement, Wachovia Bank, N.A. is acting as Administrative Agent for Blue Ridge. We hereby transfer exclusive ownership and control of the Account to the Administrative Agent, for the benefit of Blue Ridge, subject only to the condition subsequent that the Administrative Agent shall have given you notice of its election to assume such ownership and control, which notice shall be substantially in the form attached hereto as ANNEX A.

We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Administrative Agent of its assumption of control of the Account as described above, (i) to make all payments to be made by you out of or in connection with the Account directly to the Administrative Agent in accordance with the instructions of the Administrative Agent, (ii) to hold all moneys and instruments delivered to the Account or any Lockbox administered by you for the order of the Administrative Agent (for the benefit of Blue Ridge),
(iii) to refrain from initiating any transfer from the Account to any Seller Party and (iv) to change the name of the Account to "Wachovia Bank, N.A., as Administrative Agent for Blue Ridge Asset Funding Corporation". The Administrative Agent agrees to execute your standard wire transfer documentation in effect from time to time, or other customary documentation related to wire transfers, prior to the initiation of any wire transfers.

We also hereby notify you that, at all times from and after the date of your receipt of notice from the Administrative Agent as described above, the Administrative Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account and (b) the right to require preparation of duplicate monthly bank statements on the Account for the Administrative Agent's audit purposes and mailing of such statements directly to the Administrative Agent at an address specified by the Administrative Agent.

Notices from the Administrative Agent and other notices or communications under this letter agreement may be personally served or sent by facsimile or by certified mail, return receipt requested, or by express mail or courier, to the address or facsimile number set forth under the signature of the relevant party to this letter agreement (or to such other address or facsimile number as the relevant party shall have designated by written notice to the party giving the aforesaid notice or other communication). Notwithstanding the foregoing, any notice delivered by you may be delivered by regular mail. If notice is given by facsimile, it will be deemed to have been received when the notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

By executing this letter agreement, you acknowledge the existence of the Administrative Agent's right to ownership and control of the Account and its ownership (on behalf of Blue Ridge and LPAC Corp. as the parties having interests in such amounts) of the amounts from time to time on deposit therein, and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you for, the Administrative Agent (on behalf of Blue Ridge and LPAC Corp.) on the terms provided herein. Except as otherwise provided in this letter agreement, payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us as under the arrangements currently in effect.

By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your service charges and fees and your right to make deductions for returned items, you shall have no rights in the Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrative Agent.

You may terminate this letter agreement by canceling the Account maintained with you, which cancellation and termination shall become effective only upon 90 days' prior written notice thereof from you to the Administrative Agent. Incoming mail addressed to the Account received after such cancellation shall be forwarded in accordance with the Administrative Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Administrative Agent stating that the Receivables Purchase Agreement is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Administrative Agent.

Notwithstanding any other provision of this letter agreement, it is agreed by the parties hereto that you shall not be liable to Blue Ridge or the Administrative Agent for any action taken by you or any of your directors, officers, agents or employees in accordance with this letter agreement at the request of the Administrative Agent, except for your or such person's own gross negligence or willful misconduct.

This letter agreement may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same letter agreement. This letter agreement shall be governed by and interpreted under the laws of the State of New York.

Please acknowledge your agreement to the terms set forth in this letter agreement by signing the six copies of this letter agreement enclosed herewith in the space provided below and returning each of such signed copies to the Administrative Agent.

                                           Very truly yours,

                                           [NAME OF ORIGINATOR]

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                           Address for notice:
                                           P.O. Box 799900
                                           Dallas, Texas 75379-9900
                                           Attention:  Scott E. Messel
                                           Facsimile No.: (972) 497-6940

Accepted and confirmed as of the date first written above:

BLUE RIDGE ASSET FUNDING CORPORATION,
as Purchaser

By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

Address for notice:
c/o Wachovia Bank, N.A., as Administrative Agent
100 North Main Street
Winston-Salem, North Carolina 27150
Attention:  John Dillon
Facsimile No:           (336) 732-5021


WACHOVIA BANK, N.A.,
as Administrative Agent

By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

Address for notice:
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303
Attention:  Elizabeth Wagner
Facsimile:  (404) 332-5152
Acknowledged and agreed to as of
the date first written above:


LPAC CORP.

By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

Address for notice:
2140 Lake Park Blvd.
Richardson, Texas 75080
Attention:  Treasurer
Facsimile No:
              ---------------------

[LOCKBOX BANK]

By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

Address for notice:

------------------------------------
Attention:
          --------------------------
Facsimile No:
               ---------------------

                                                                      ANNEX A to
                                                               Lockbox Agreement


              [FORM OF NOTICE OF ASSUMPTION OF CONTROL OF ACCOUNT]

                       [LETTERHEAD OF WACHOVIA BANK, N.A.]

                            __________________, 200_


[NAME OF LOCKBOX BANK]
[ADDRESS OF LOCKBOX BANK]
 ------------------------
-------------------------

Re:         [Name of Originator]
            Lockbox Account No

Ladies and Gentlemen:

Reference is made to the letter agreement dated ---------, 200--(as amended, supplemented or otherwise modified from time to time, the "LETTER AGREEMENT") among LPAC Corp., Lennox Industries Inc., Blue Ridge Asset Funding Corporation (the "PURCHASER"), Wachovia Bank, N.A., as Administrative Agent for the Purchaser, and you, concerning the above-described Lockbox account (the "ACCOUNT").

We hereby give you notice of our assumption of ownership and control of the Account as provided in the Letter Agreement.

We hereby instruct you to make all payments to be made by you out of or in connection with the Account [directly to the undersigned, at [OUR ADDRESS SET FORTH ABOVE], FOR THE ACCOUNT OF [BLUE RIDGE ASSET FUNDING CORPORATION] (ACCOUNT NO.------------

          [OTHER INSTRUCTIONS]

                                           Very truly yours,
                                           WACHOVIA BANK N.A.,
                                           as Administrative Agent

                                           By:
                                           -------------------------------------
                                           Name:
                                           -------------------------------------
                                           Title:
                                           -------------------------------------

                                                                       EXHIBIT B

                                [NAME OF COMPANY]

                    FORM OF CERTIFICATE OF FINANCIAL OFFICER


This Certificate is made pursuant to the provisions of the Amended and Restated Receivables Purchase Agreement dated as of March 23, 2001 (the "AGREEMENT") --------- among LPAC Corp., as Seller, Lennox Industries Inc., as Master Servicer, Blue Ridge Asset Funding Corporation, as Purchaser, and Wachovia Bank, N.A., as Administrative Agent. The capitalized terms used, but not defined, herein have the meanings assigned to them in the Agreement.

The undersigned [CHIEF FINANCIAL OFFICER/TREASURER] of [NAME OF COMPANY] (the "COMPANY") hereby certifies that the financial statements being delivered concurrently herewith fairly present the financial condition and results of operations of the Company in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments.

                                           [NAME OF COMPANY]


                                           Name:
                                           -------------------------------------
                                           Title:
                                           -------------------------------------
                                           Dated:
                                           -------------------------------------

                                                                     EXHIBIT C-1


                             LENNOX INDUSTRIES INC.

                          CREDIT AND COLLECTION POLICY

                             LENNOX INDUSTRIES INC.

                                   SUMMARY OF
                         CREDIT AND COLLECTION POLICIES




I.   CREDIT DEPARTMENT

     Credit administration at Lennox Industries Inc. ("Lennox") is performed by the Customer Financial Services Department ("CFS"). CFS functions under the supervision of its managers, whose performance is directed and evaluated by the Controller for North American Sales.

     INTERACTION WITH SALES AREAS. CFS Administrators should meet with all new Territory Managers to advise them of the procedures relating to the establishment and maintenance of favorable credit-sales relationships with Lennox customers. CFS Administrators should supply each new Territory Manager with copies of all applicable credit and collection policies, procedures and forms.

          ACCOUNT STATUS INFORMATION. CFS personnel should keep each Territory Manager informed as to the account status of the customers in his or her territory. CFS will regularly send or make available electronically for each Territory Manager, a summarized aging on all accounts in his/her territory to keep the Territory Manager apprised of the exact status of each account in his or her territory. The detailed information supporting the summarized aging may be obtained from CFS upon request and can be accessed from the Customer Master SAP Screen in the field. The Territory Manager should have adequate information at all times on each account in his or her territory and the status of each such account.

          CUSTOMER CORRESPONDENCE. CFS personnel should also, where possible, routinely copy the Territory Managers on customer correspondence, including collection letters, and copy the District Managers on all relevant important matters. Copies of all debit memos regarding accounts should be provided to the applicable Territory Manager so that he or she may promptly dispose of them.

          CUSTOMER CHANGES. CFS personnel will frequently review all customer accounts including the purchasing and payment patterns of each account. CFS will alert the Territory Manager to any significant changes in these patterns so that he/she can investigate the changes and inform CFS as to the reasons for the changes. Each Territory Manager should endeavor to keep CFS informed of any change in any customer's status or any matter that would otherwise affect the collectibility of any account. To the extent CFS personnel deem reasonably necessary, CFS personnel should make customer visits to inquire about any significant changes in a customer's purchasing and payment patterns.

II.  CREDIT POLICY AND PROCEDURES

     DETERMINATION OF CREDIT LIMITS. Credit lines are used to cover well-rated accounts and small accounts whose normal pattern of purchases is not likely to create any unreasonable credit exposure. The credit limit should be sufficient to cover each customer's needs to the extent of its ability to pay.

     All credit limits will usually be established by CFS on the basis of two major factors: the customer's purchase requirement of Lennox products and its past and projected future paying ability. A financial statement is requested in connection with all new dealer credit applications. CFS Administrators may, in their discretion, but are not required to require financial statements for other customer classifications.

     CFS should also consider the following in establishing customer credit limits:

     1.   Profitability--a track record of profit and sound growth.
     2.   Capability--technical and business management ability.
     3.   Character and reputation of the customer.
     4. The proper maintenance of accounting records to produce a financial statement on a regular basis.
     5.   Banking relationships--borrowing capacity.

     Once CFS has established the credit line, it should be assigned for a specific period of time. CFS will regularly review the adequacy of the terms or changes in the customer's requirements or financial position. The timing between reviews should not exceed 12 months. CFS personnel will note in the customer's file the date of the last review and who performed such review.

     APPROVAL OF ORDERS. Order approval is the responsibility of CFS. Each order is noted as to its source of credit approval, whether this is through the automatic approval system or from personal contact with CFS. When an order is not approved, the cause of the delay should be immediately communicated to the customer and the appropriate sales person.

     If CFS is asked to approve orders weeks or months in advance of the shipping date, CFS may approve the order in advance, but shall re-review the order prior to shipment. CFS may also authorize partial release of an order, pending receipt of additional information.

     DEVIATIONS AND ORDERS EXCEEDING CREDIT LIMITS. All personnel are to adhere to the customer credit limits as established and administered by CFS. Any deviations or exceptions may be approved only by CFS.

     CFS may approve orders exceeding a customer's credit limit after reviewing the account and determining that extending additional credit to such customer is merited. In connection with the review of the account, CFS may determine whether the liabilities of the customer are in balance with its assets and whether or not other trade payments have been made promptly. CFS may also review the credit worthiness of those responsible for paying our customer, or require bonding information, or pre-lien jobs or projects. CFS will consider the request in connection with existing conditions in the economy, changes in the customer's paying habits and any deterioration in the customer's financial position. If CFS cannot obtain satisfactory information to support the extension of additional credit, such extension will not be made unless some form of collateral security can be obtained or other special arrangements to reduce the risk can be established. The decision to accept collateral security or such other special arrangements shall be made by CFS on a case by case basis.

     USE OF SECURITY INTERESTS OR PERSONAL GUARANTEES. In the event CFS determines that credit may be extended if collateral security or a personal guaranty is obtained, CFS should obtain legal assistance from its in-house or outside legal counsel to assist it with the preparation of the documentation.

     PROCEDURES WITH RESPECT TO NEW ACCOUNTS. Prior to establishing any open account for a new customer, CFS will evaluate the risk associated with a prospective customer and expedite the approval of the first order or advise the Territory Manager that the customer does not meet open account requirements. If an order is received from a customer for which an account has not been established, it will not be processed and the Territory Manager will be promptly notified of such fact.

          STEPS FOR SETTING UP NEW ACCOUNTS. CFS shall take the following steps in connection with establishing new accounts:


     1. Each new customer shall complete a Customer Application. All customer applications must be completely filled out and signed by the customer, Territory Manager and District Manager.

     2. Upon receipt of the Customer Application, CFS should immediately make inquiries with the trade references listed on the application by the customer and the customer's bank. The CFS Administrator responsible for the account will determine, in his or her discretion, whether to require financial statements, Dun & Bradstreet and/or credit association reports. A financial statement is requested with all new dealer applications.

     3. A copy of the application will be sent to the Customer Maintenance Department for setting up a customer number, a default terms code, purchase order requirements, tax status and the like.

     4. Customer Applications will be placed in a suspense file pending receipt of the requested information.

     5. Upon receipt of all necessary information, the CFS Administrator responsible for the account will determine the appropriate terms, risk category and credit line to be extended to the customer.

     6. CFS will then establish a file for the new customer containing any financial statements, credit agency reports, answers to credit and reference inquiries and other confidential financial information.

     7. CFS will notify the customer and the Territory Manager by letter of the terms and credit guideline assigned to the new account. The terms of the account will provide a limit for the account to operate within without obtaining the approval of CFS with respect to each individual order the customer places.


III. COLLECTIONS POLICIES AND PROCEDURES

     CFS handles all collection correspondence. The procedures CFS utilizes in its collection activities should take into consideration the applicable customer and the relevant circumstances and should be appropriate to maximizing collections.

     DELINQUENT ACCOUNT COLLECTION PROCEDURES.

     Lennox utilizes a computer software program to send reminder statements and demand letters in connection with its collection procedures.

     CFS should also maintain records of all telephone conversations and commitments with each customer in the "Notes" SECTION of the customer's account in the SAP and/or GetPAID computer system. CFS may also send confirmation of commitments by letter, fax, or e-mail.

          PROMISSORY NOTES. Acceptance of a promissory note in payment of a customer's past due account is generally to be avoided. However, there are certain occasions when CFS may determine that delayed payment of a receivable is the only realistic method of obtaining payment and may be acceptable. The following guidelines should be observed:

     1. Any note arrangement must be reviewed and approved by the appropriate CFS manager or other management as appropriate, prior to acceptance.
     2. Notes should be guaranteed by the principals to insure personal liability.
     3. Notes should bear interest at a rate above the then prevailing prime rate and accrued interest should be included in the payment.
     4. Payments should be no less frequent than monthly and the note should preferably mature in less than one year.
     5. Collateral should be obtained with a value exceeding the principal amount of the note.

     PROCEDURES WITH RESPECT TO BAD ACCOUNTS. In the event an account becomes seriously past due and CFS collection efforts are not productive, CFS will determine the method it deems best to collect the account. CFS may elect, in its discretion, to use an attorney or place it with a collection agency. CFS will endeavor to recognize bad accounts as early as possible and place them for collection quickly in order to maximize recovery.

          WRITE-OFF POLICIES AND PROCEDURES. CFS will follow-up with the appropriate attorney or collection agency on accounts placed for collection. CFS should maintain written documentation as to the status of each such account at all times. CFS will review the status of these accounts every 60-90 days and those that are deemed reasonably uncollectable by the agency or attorney will be written off to bad debts. If, however, in the opinion of the counsel or the agency, the account can be collected in full in a reasonable period of time, the account should not be written off.

     PAYMENT TERMS

     Lennox standard terms of sale are 1% cash discount within 10 days of statement date, net due 15 days after statement date (1% 10-Net 15/stmt).

     From time to time sales are made with terms other than standard for various marketing promotions or other reasons.

     Lennox also offers extended terms not to exceed 90 days from the date of invoice for non-promotional business purposes.

               PROTECTING THE CREDIT SALE. Alternatives to sale on open account may be considered by CFS and implemented.

     1. Time Drafts. A time draft may constitute a draw on an existing or future credit line that the customer has with a bank and therefore must be pre-arranged. The CFS obtains customer's bank's approval on the bank's letterhead of the date to present the time draft. The maturity specifies as a certain number (usually 60) of days after shipment as previously agreed with the customer.

     2. Domestic Letters of Credit. Letters of credit may be used for either specific shipments or on a standby basis for a continuing relationship. Issued by the customer's bank, on the customer's behalf, the terms and duration are negotiated to mutual satisfaction and set forth in a bank letter of credit. Care must be taken to be sure that these instruments are drafted in a manner most beneficial to Lennox.

     3. Joint Payment Agreements. Joint payment agreements may be arranged with a general contractor/owner in conjunction with a sale to our customer who is a subcontractor. Before the Territory Manager suggests or obtains such a joint payment agreement, approval must be obtained from CFS with respect to the credit risk associated with the general contractor/owner.

     4. C.O.D. C.O.D. shipment is to be made when the customer does not want a credit line and other alternatives are not available. One time sales are often handled in this manner. Caution must be taken prior to accepting the customer's check in connection with a C.O.D. shipment. If any doubt exists as to the sufficiency of the customer's check, a cashier's or certified check should be requested.

     5.   Paid in Advance. Check must be in hand prior to release.

     6. Credit Card. Each order must have a credit card approval number prior to release.

     PROCEDURES RELATING TO DISPUTED RECEIVABLES.

     Any disputed item is referred to the dispute management team who contacts the appropriate internal departments, Territory Managers, or District Managers to resolve the dispute as quickly as possible.

                                                                     EXHIBIT C-2


                                 HEATCRAFT INC.
                          CREDIT AND COLLECTION POLICY

                             HEATCRAFT CREDIT POLICY



ROLE OF CREDIT DEPARTMENT

The Heatcraft Credit Department is responsible for assessing the credit worthiness of potential new Heatcraft customers and administering credit to existing customers in a fair and consistent manner to both Heatcraft and the customer. The Heatcraft Credit Department is also responsible for the timely collection of the accounts receivable balances due Heatcraft and to ensure that the cash collected is applied correctly to the account balance as directed by the customer. If a customer or potential customer is deemed to be a credit risk or unworthy of additional credit the appropriate Heatcraft sales representative will be made aware of this situation and future credit sales will be denied to the customer until the credit department is satisfied that the customer's credit worthiness has improved. In situations where it is questionable if Heatcraft should do business with the customer the Division senior management will decide if the risk is warranted. The senior management includes the Division General Manager, Division Controller and the Sales Manager. There may be situations where the credit departments decision is overridden concerning the extension of credit to a customer but if this happens it will only be done based on the joint decision of the Division senior management team.

PROCEDURES USED TO CARRY OUT CREDIT POLICY

For potential new customers the credit department will request that the customer supply pertinent general and financial information regarding the business. The credit department will try to get current copies of income statements and balance sheets but often the customers will refuse to provide this information. In addition the credit department may run a Dunn & Bradstreet check on the customer as well as request the sales representative to provide whatever information he may have on the customer. This information will be used to determine if the customer is credit worthy for Heatcraft to do business with the customer.

For existing customers the credit department will monitor the on going sales order and payment activity of the customer and establish credit limits based on historical activity with the customer. Sales orders from customers who are current with Heatcraft will automatically be entered into the Heatcraft sales order system as long as the current account balance plus the value of the orders in question are below their credit limit. Once the credit limit is reached the Credit Department will decide whether or not to release the order for production and shipment.

The Credit Department is responsible for following up on past due account balances and collecting them in a timely manner through dunning letters and personal telephone calls to the customer. The sales representative will also be contacted and asked to help in the collection activity if the Credit Representative is unable to make any progress in collecting the account. After a period of time (usually 120 days) if the account is still uncollected and there is not a satisfactory reason for withholding payment a collection agency or the LII legal department will be used to assist in the collection process.

Accounts that are deemed uncollectable due to the customer filing bankruptcy or going out of business will be written off as a bad debt by the accounting department. The Division Controller is responsible for approving all accounts that are written off to bad debts and for insuring that the bad debt reserve is adequate to cover potential accounts that may become uncollectable.

                                                                     EXHIBIT C-3

                         ARMSTRONG AIRCONDITIONING INC.

                          CREDIT AND COLLECTION POLICY

                         Armstrong Air Conditioning Inc.
                          Credit and Collection Policy


                            ROLE OF CREDIT DEPARTMENT

The Armstrong Credit Department is responsible for assessing the credit worthiness of potential new Armstrong customers and administering credit to existing customers in a fair and consistent manner to both Armstrong and the customer. The Armstrong Credit Department is also responsible for the timely collection of the accounts receivable balances due Armstrong and to ensure that the cash collected is applied correctly to the account balance as directed by the customer. If a customer or potential customer is deemed to be a credit risk or unworthy of additional credit, the appropriate Armstrong sales representative will be made aware of this situation and future credit sales will be denied to the customer until the Credit Department is satisfied that the customer's credit worthiness has improved. In situations where it is questionable if Armstrong should do business with the customer, the senior management will decide if the risk is warranted. The senior management includes the Group Controller and the Vice President - Sales. There may be situations where the Credit Department's decision is overridden concerning the extension of credit to a customer, but if this happens it will only be done based on the joint decision of the senior management team.

PROCEDURES USED TO CARRY OUT CREDIT POLICY

For potential new customers the Credit Department will request that the customer supply pertinent general and financial information regarding the business. The Credit Department will try to get current copies of income statements and balance sheets but often the customers will refuse to provide this information. In addition the Credit Department may run a Dunn & Bradstreet check on the customer as well as request the sales representative to provide whatever information he or she may have on the customer. This information will be used to determine if the customer is credit worthy for Armstrong to do business with the customer.

For existing customers the Credit Department will monitor the ongoing sales order and payment activity of the customer and establish credit criteria based on historical activity with the customer. Sales orders from customers who are current with Armstrong will automatically be entered into the Armstrong sales order system as long as the current account balance plus the value of the orders in question are within the established credit criteria. Once the credit criteria is reached the Credit Department will decide whether or not to release the order for production and shipment.

The Credit Department is responsible for following up on past due account balances and collecting them in a timely manner through dunning letters and personal telephone calls to the customer. The sales representative may also be contacted and asked to help in the collection activity if the Credit Representative is unable to make any progress in collecting the account. After a period of time (usually 120 days), if the account is still uncollected and there is not a satisfactory reason for withholding payment, a collection agency will be used to assist in the collection process.

Accounts that are deemed uncollectable due to the customer filing bankruptcy or going out of business will be written off as a bad debt by the accounting department. The Group Controller is responsible for approving all accounts that are written off to bad debts and for insuring that the bad debt reserve is adequate to cover potential accounts that may become uncollectable.